UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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HEALTH MANAGEMENT ASSOCIATES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time	Tuesday, May 21, 2013 at 1:30 p.m., local time

Place	Ritz-Carlton Golf Resort Naples 2600 Tiburón Drive Naples, Florida 34109

Items of Business	• To elect nine directors.

• To approve, on an advisory basis, the compensation of our named executive officers.

• To approve the material terms of the performance goals in our Amended and Restated 1996 Executive Incentive Compensation Plan for compliance with Section 162(m) of the Internal Revenue Code.

• To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013.

• To consider a stockholder proposal regarding the issuance of a sustainability report, if properly presented at the annual meeting.

• To transact such other business as may properly come before the annual meeting or at any adjournments thereof.

Record Date	You can vote at the annual meeting if you were a stockholder of record as of the close of business on March 25, 2013.

Voting	Your vote is important. You can vote your shares via the Internet, and, if you received printed copies of our proxy materials, by mail or by telephone. For specific instructions on how to vote, please see the section entitled “Questions and Answers - How Can I Vote My Shares?” in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Kathleen K. Holloway
Corporate Secretary
April 8, 2013

QUESTIONS AND ANSWERS	1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	6

PROPOSAL ONE – ELECTION OF DIRECTORS	9

CORPORATE GOVERNANCE AT HEALTH MANAGEMENT	15

EXECUTIVE COMPENSATION AND COMPENSATION DISCUSSION AND ANALYSIS	21

COMPENSATION COMMITTEE REPORT	39

COMPENSATION PROGRAM RISK ASSESSMENT	39

DIRECTOR COMPENSATION	48

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS AS OF DECEMBER 31, 2012	50

PROPOSAL TWO – TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	51

PROPOSAL THREE – TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS IN THE EICP FOR COMPLIANCE WITH SECTION 162(m) OF THE CODE	52

PROPOSAL FOUR – TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013	54

REPORT OF THE AUDIT COMMITTEE TO STOCKHOLDERS	55

PROPOSAL FIVE – STOCKHOLDER PROPOSAL REGARDING THE ISSUANCE OF A SUSTAINABILITY REPORT	57

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	59

CERTAIN TRANSACTIONS	60

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	60

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING	61

OTHER MATTERS	61

APPENDIX A - SUMMARY OF THE EICP

EXHIBIT A - EICP

5811 Pelican Bay Boulevard, Suite 500

Naples, Florida 34108-2710

239-598-3131

Proxy Statement

QUESTIONS AND ANSWERS

WHY AM I RECEIVING THESE PROXY MATERIALS?

The board of directors of Health Management Associates, Inc. has made these proxy materials available to you on the Internet or, upon your request, has delivered printed versions to you by mail in connection with the solicitation of proxies by the board for use at the 2013 annual meeting of stockholders, which will take place on Tuesday, May 21, 2013. As a stockholder, you are invited to attend the annual meeting and vote on the proposals described in this proxy statement.

WHY DID I RECEIVE A NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

Instead of mailing a printed copy of our proxy materials to all of our stockholders, we elected to make this proxy statement and our annual report available to our stockholders on the Internet. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce printing and shipping costs and lessen the environmental impact of the annual meeting. On or about April 8, 2013, we mailed a notice containing instructions on how to access our proxy materials on the Internet and how to vote.

IF I SHARE AN ADDRESS WITH ANOTHER STOCKHOLDER AND WE RECEIVED ONE PAPER COPY OF THE PROXY MATERIALS, HOW CAN I OBTAIN AN ADDITIONAL COPY?

In accordance with Securities and Exchange Commission rules, we deliver only one set of required proxy materials to multiple stockholders sharing a single address unless we receive instructions to the contrary from one or more of such stockholders. This practice, known as householding, is designed to curtail waste and reduce costs. Notwithstanding the foregoing, we will deliver promptly, upon written or oral request to the Broadridge Householding Department at the telephone number and address noted below, a separate copy of our proxy materials to each stockholder at a shared address to which a single copy of the materials was delivered. Stockholders who wish to receive a separate copy of our proxy materials in the future should contact Broadridge’s Householding Department, either by calling toll free at (800) 542-1061, or by writing to Broadridge, Attn: Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Stockholders sharing an address who currently receive multiple copies of our proxy materials can request that only a single copy be provided by contacting Broadridge’s Householding Department at the same number or address.

HOW MAY I OBTAIN A COPY OF THE ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON FORM 10-K?

You can obtain a copy of our annual report to stockholders and our annual report on Form 10-K for the year ended December 31, 2012 by accessing our Internet website at www.hma.com under the heading “Investor Relations.” These reports include our audited consolidated financial statements along with other information about us, which we encourage you to read. The information contained on our website is not a part of this proxy statement.

You can also obtain a copy of all other periodic reports and information that we file with, or furnish to, the Securities and Exchange Commission, which we refer to as the SEC, from the SEC’s EDGAR database at www.sec.gov.

If you would like a copy of our 2012 Form 10-K, excluding certain exhibits, please contact Health Management Associates, Inc., 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, Attention: Corporate Secretary. We will provide a copy without charge.

WHEN AND WHERE WILL THE ANNUAL MEETING BE HELD?

The annual meeting will be held on Tuesday, May 21, 2013 at 1:30 p.m., local time, at the Ritz-Carlton Golf Resort Naples, 2600 Tiburón Drive, Naples, Florida 34109.

WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING AND

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON EACH PROPOSAL?

Proposals	Board Recommendation

• the election of nine directors	FOR Each Nominee

• the approval of the compensation of our named executive officers	FOR

•    the approval of the material terms of the performance goals in our Amended and Restated 1996 Executive Incentive Compensation Plan, which we refer to as the EICP, for compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code

FOR

• the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013	FOR

• consideration of a stockholder proposal regarding the issuance of a sustainability report, if properly presented at the annual meeting	AGAINST

We will also consider such other business as may properly come before the annual meeting or at any adjournments of the meeting.

WHAT SHARES CAN I VOTE?

We have one class of shares outstanding, designated class A common stock, $0.01 par value per share, which we refer to as our common stock. Each holder of shares of common stock at the close of business on March 25, 2013, the record date for the annual meeting, is entitled to one vote per share on each proposal being voted on at the annual meeting. You may vote all shares owned by you as of March 25, 2013, including shares held directly in your name as the stockholder of record and shares held for you as the beneficial owner through a broker, trustee or other nominee. As of the record date, 258,972,222 shares of our common stock were issued and outstanding.

HOW CAN I VOTE MY SHARES?

INTERNET VOTING

You may vote by proxy via the Internet by following the instructions contained in the Notice Regarding the Internet Availability of Proxy Materials that we delivered by mail.

MAIL AND TELEPHONE VOTING

If you receive or request printed copies of our proxy materials, you may vote by mail, telephone or via the Internet by following the instructions on the proxy card.

VOTING IN PERSON

You may attend the annual meeting and vote in person. Ballots will be provided to stockholders who wish to vote at the annual meeting.

Please note, however, that if your shares of common stock are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from such broker, bank or other nominee confirming both (1) your beneficial ownership of such shares on March 25, 2013 and (2) that such broker, bank or other nominee is not voting such shares at the annual meeting.

HOW CAN I CHANGE MY VOTE?

You can change your vote by revoking your proxy at any time before it is voted at the annual meeting in one of four ways:

1.    vote again via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted);

2.    submit a signed proxy card with a later date;

3.    vote in person at the annual meeting; or

4.    notify our corporate secretary in writing before the annual meeting that you are revoking your proxy.

Attendance at the annual meeting will not automatically revoke your previously submitted proxy, unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

HOW ARE VOTES COUNTED?

SHARES HELD IN STREET NAME

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors, the advisory vote on the compensation of our named executive officers, the approval of the material terms of the performance goals in the EICP for compliance with Section 162(m) of the Code, and the stockholder proposal regarding the issuance of a sustainability report. If you hold your shares in street name and do not indicate how you want your shares voted on these proposals, your bank or broker is not permitted to and will not vote those shares on your behalf. This is known as a broker non-vote. Your bank or broker will, however, continue to have discretion to vote any non-instructed shares to ratify the selection of our independent registered public accounting firm.

SHARES HELD OF RECORD

If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the proposals at the annual meeting.

BROKER NON-VOTES

Broker non-votes are counted for the purpose of determining the presence of a quorum but are not entitled to vote, and thus are not counted for the purpose of determining the number of shares voting in the election of directors, the advisory vote on the compensation of our named executive officers, the approval of the material terms of the performance goals in the EICP for compliance with Section 162(m) of the Code, or the stockholder proposal regarding the issuance of a sustainability report.

ABSTENTIONS

Abstentions are counted for the purpose of determining the presence of a quorum and the number of shares voting on a proposal. Abstentions will have the same effect as a vote against a proposal requiring the approval of a majority of the shares present, in person or by proxy, and entitled to vote.

WHAT IS THE VOTING REQUIREMENT FOR EACH PROPOSAL?

The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum, in person or by proxy, at the annual meeting.

Proposal	Description	Vote Required

One	Election of nine directors	Plurality of the shares present, in person or by proxy, and entitled to vote (1)

Two	To approve, on an advisory basis, the compensation of our named executive officers	Majority of the shares present, in person or by proxy, and entitled to vote (2)

Three	To approve the material terms of the performance goals in the EICP for compliance with Section 162(m) of the Code	Majority of the shares present, in person or by proxy, and entitled to vote

Four	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013	Majority of the shares present, in person or by proxy, and entitled to vote (3)

Five	Stockholder proposal regarding the issuance of a sustainability report	Majority of the shares present, in person or by proxy, and entitled to vote (4)

(1)	Pursuant to our corporate governance guidelines, any director nominee who is elected at an annual meeting but who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election is required to tender a resignation for consideration by the corporate governance and nominating committee. The corporate governance and nominating committee will then recommend to the board of directors the action to be taken with respect to any such tendered resignation.

(2)	The outcome of this vote is advisory and is not binding on our board of directors. However, our board values the opinions of our stockholders and will consider the outcome of this vote when making future compensation decisions.

(3)	The selection of Ernst & Young LLP as our independent registered public accounting firm is being presented to stockholders for ratification. The audit committee will consider the outcome of this vote in its future deliberations regarding the selection of an independent registered public accounting firm.

(4)	The outcome of this vote is not binding on our board of directors.

HOW MANY SHARES MUST BE PRESENT OR REPRESENTED AT THE ANNUAL MEETING TO CONDUCT BUSINESS?

A quorum is required for stockholders to conduct business at the annual meeting. The presence, in person or by proxy, of the holders of a majority of the shares issued and entitled to vote at the annual meeting will constitute a quorum.

WHERE CAN I FIND VOTING RESULTS?

Preliminary voting results will be announced at the annual meeting. Final voting results will then be tallied by the inspectors of election and will be reported on a Current Report on Form 8-K filed with the SEC within four business days after the annual meeting.

WHO WILL BEAR TO COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?

We are soliciting proxies to provide all stockholders of record (as of March 25, 2013) with an opportunity to vote on matters that properly come before the annual meeting. We will bear all costs related to this solicitation. In addition, we may reimburse brokerage firms and other persons for the costs incurred in forwarding solicitation materials to beneficial owners of our common stock. Proxies may also be solicited on our behalf, in person or by telephone or other telecommunication, by our directors, officers and employees, none of whom will receive additional compensation for their proxy solicitation efforts.

We have retained Georgeson Inc. to assist us in the solicitation of proxies for the annual meeting. We have agreed to pay Georgeson Inc. a fee of approximately $8,000, plus expenses, for its services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below presents certain information as of March 25, 2013 regarding shares of common stock held by: (1) each stockholder known by us to be the beneficial holder of more than 5% of our common stock; (2) each of our directors; (3) each of our “named executive officers” (as defined under the heading entitled “Executive Compensation and Compensation Discussion and Analysis”); and (4) all of our directors and executive officers as a group.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	Number of Shares (1)(2)	Percent of Class (1)

William J. Schoen (3)	4,912,710	1.9%

Gary D. Newsome (4)	2,220,613	-

Kent P. Dauten (5)	485,681	-

Pascal J. Goldschmidt, M.D.	6,798	-

Donald E. Kiernan (6)	88,418	-

Robert A. Knox (6)	307,135	-

Vicki A. O’Meara	48,834	-

William C. Steere, Jr. (7)	80,198	-

Randolph W. Westerfield, Ph.D. (6)	87,168	-

Kelly E. Curry (8)	807,407	-

Robert E. Farnham (9)	548,837	-

Kerrin E. Gillespie (10)	79,545	-

Steven E. Clifton	10,000	-

Glenview Capital Management, LLC and Lawrence M. Robbins (11) 767 Fifth Avenue, 44th Floor New York, New York 10153	37,757,583	14.6%

Wellington Management Company, LLP (12) 280 Congress Street Boston, Massachusetts 02210	22,279,236	8.6%

Vanguard Specialized Funds - Vanguard Health Care Fund (13) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	15,656,900	6.0%

BlackRock, Inc. (14) 40 East 52nd Street New York, New York 10022	14,334,372	5.5%

Herndon Capital Management, LLC (15) 191 Peachtree Street NE, Suite 2500 Atlanta, GA 30303	14,301,123	5.5%

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	Number of Shares (1)(2)	Percent of Class (1)

The Vanguard Group, Inc. (16) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	13,296,527	5.1%

All directors and executive officers as a group (13) persons) (17)	9,683,344	3.7%

(1)	As reported by such persons as of March 25, 2013, with percentages based on 258,972,222 shares issued and outstanding, except where the person has the right to receive shares within the next 60 days (as indicated in the footnotes to this table), which increases the number of shares beneficially owned by such person and the number of shares outstanding. Under the rules of the SEC, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options.” Unless otherwise indicated in the footnotes to this table, each stockholder named in the table has sole voting and sole investment power with respect to all of the shares shown as owned by such stockholder. We have omitted percentages of less than 1% from the table.

The address for each director and named executive officer is c/o Health Management Associates, Inc., 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710.

(2)	The amount shown for each director, other than Dr. Goldschmidt, and each named executive officer, other than Mr. Clifton, includes shares of restricted stock.

(3)	The amount shown includes: (a) an aggregate of 4,553,522 shares held directly or indirectly by various trusts of which Mr. Schoen is settlor, trustee and/or beneficiary; and (b) 359,188 shares held by the Schoen Foundation, of which Mr. Schoen is Chairman.

(4)	The amount shown includes 500,000 shares issuable upon exercise of a presently exercisable option.

(5)	The amount shown includes: (a) 11,250 shares issuable upon exercise of presently exercisable options; and (b) 469,431 shares held jointly by Mr. Dauten and his wife.

(6)	The amount shown includes 11,250 shares issuable upon exercise of presently exercisable options.

(7)	The amount shown includes 15,000 shares issuable upon exercise of presently exercisable options.

(8)	The amount shown includes: (a) 219,974 shares held by Mr. Curry individually; (b) 284,693 shares held jointly by Mr. Curry and his wife; (c) 302,599 shares held by the Kelly E. Curry Living Trust; and (d) 141 shares held in Mr. Curry’s account under the Health Management Associates, Inc. Retirement Savings Plan, as to which shares he has investment power only.

(9)	The amount shown includes: (a) 100,659 shares issuable upon exercise of a presently exercisable option; (b) 391,513 shares held by Mr. Farnham individually; (c) 8,739 shares held jointly by Mr. Farnham and his wife; and (d) 47,926 shares held in Mr. Farnham’s account under the Health Management Associates, Inc. Retirement Savings Plan, as to which shares he has investment power only.

(10)	The amount shown includes: (a) 54,545 shares held by Mr. Gillespie individually; and (b) 25,000 shares held by a limited liability company owned and managed by Mr. Gillespie and his wife.

(11)

This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 2 to Schedule 13G dated February 14, 2013 filed with the SEC by Glenview Capital Management, LLC and Lawrence M. Robbins (Chief Executive Officer of Glenview Capital Management, LLC) that reports shared voting and shared dispositive power with respect to 35,059,503 shares of common stock as of December 31, 2012 and a Form 4 - Statement of Changes in Beneficial Ownership dated January 8, 2013 filed with the SEC by Glenview Capital Management, LLC and Lawrence M. Robbins that reports the acquisition of an additional 2,698,080 shares. Glenview Capital Management, LLC and Mr. Robbins each disclaims beneficial ownership of the shares reported except to the extent of his or its pecuniary interest therein. Glenview Capital Management, LLC serves as investment manager to each of Glenview Capital Partners, L.P., Glenview Capital Master Fund, Ltd., Glenview Institutional Partners, L.P., Glenview Offshore Opportunity Master Fund, Ltd., and Glenview Capital Opportunity Fund, L.P. The interest of Glenview Capital Master Fund, Ltd. relates to more than five percent of the class of common stock.

(12)	This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 8 to Schedule 13G dated February 14, 2013 filed with the SEC by Wellington Management Company, LLP. Wellington Management Company, LLP, in its capacity as an investment adviser, reports shared voting power with respect to 2,868,591 of such shares and shared dispositive power with respect to all 22,279,236 shares. These shares are owned of record by clients of Wellington Management Company, LLP, one of which is Vanguard Specialized Funds - Vanguard Health Care Fund. As reported in the table above and footnote (13), Vanguard Specialized Funds -Vanguard Health Care Fund reports beneficial ownership of and sole voting power with respect to 15,656,900 shares of our common stock.

(13)	This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 7 to Schedule 13G dated February 14, 2013 filed with the SEC by Vanguard Specialized Funds - Vanguard Health Care Fund. Vanguard Specialized Funds - Vanguard Health Care Fund reports sole voting power with respect to all 15,656,900 shares.

(14)	This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 3 to Schedule 13G dated February 4, 2013 filed with the SEC by BlackRock, Inc.

Our wholly-owned captive insurance subsidiary that is domiciled in the Cayman Islands maintained an investment with a fair market value of approximately $293,000 in BlackRock, Inc. common stock as of February 28, 2013. Such investment was made on an arms-length basis.

(15)	This information as to the beneficial ownership of shares of our common stock is based on a Schedule 13G dated February 14, 2013 filed with the SEC by Herndon Capital Management, LLC.

(16)	This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 1 to Schedule 13G dated February 7, 2013 filed with the SEC by The Vanguard Group, Inc. The Vanguard Group, Inc. reports sole voting power with respect to 184,694 of such shares, sole dispositive power with respect to 13,126,033 of such shares and shared dispositive power with respect to 170,494 of such shares.

Our wholly-owned captive insurance subsidiary that is domiciled in the Cayman Islands maintained investments with an aggregate fair market value of approximately $2.6 million in publicly-traded Vanguard mutual funds as of February 28, 2013. Such investments were made on an arms-length basis.

(17)	See footnotes (3) through (10) to this table.

PROPOSAL ONE – ELECTION OF DIRECTORS

DIRECTOR QUALIFICATIONS AND EVALUATION PROCESS

Consistent with our corporate governance guidelines, it is the policy of the corporate governance and nominating committee that all persons nominated to be a director possess the following qualifications and attributes:

—	the highest level of personal and professional ethics, integrity and values;

—	practical wisdom and mature judgment;

—	broad training and experience at the policy-making level in business or finance;

—	expertise that is complementary to the background and experience of our other directors;

—	a willingness to devote the required time to carry out the duties and responsibilities of being a director;

—	a commitment to serve on our board of directors for several years to develop an in-depth knowledge about our business and operations;

—	an ability to objectively appraise the performance of management; and

—	involvement only in activities or interests that do not conflict with his or her responsibilities to us and our stockholders.

The corporate governance and nominating committee evaluates director candidates, including candidates nominated by stockholders, whom it believes meet the criteria described above through reference and background checks, interviews and an analysis of each candidate’s specific qualifications and attributes in light of the current composition of the board and our leadership needs at the time. Pursuant to our corporate governance guidelines and the corporate governance and nominating committee charter, the committee also considers each candidate’s contribution to the diversity of the board and seeks women and minority candidates in director identification and recruitment efforts.

The corporate governance and nominating committee may also engage the services of an outside consultant to assist it with conducting searches to identify director candidates, evaluating candidates’ qualifications, performing reference and background checks and making initial contact with potential candidates.

OUR DIRECTOR NOMINEES

Our board of directors currently consists of nine directors. At this year’s annual meeting, stockholders will elect nine directors to hold office until the next annual meeting of stockholders or until each of their successors is duly elected and qualified.

Based on the recommendations of our corporate governance and nominating committee, we have nominated William J. Schoen, Gary D. Newsome, Kent P. Dauten, Pascal J. Goldschmidt, M.D., Donald E. Kiernan, Robert A. Knox, Vicki A. O’Meara, William C. Steere, Jr. and Randolph W. Westerfield, Ph.D. for election as directors. All director nominees currently serve on our board of directors and we recommend their re-election at the annual meeting.

Directors will be elected by a plurality of the shares present, in person or by proxy, and entitled to vote in the election of directors.

Pursuant to our corporate governance guidelines, any director nominee who is elected at an annual meeting but who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election is required to tender a resignation for consideration by the corporate governance and nominating committee. The corporate governance and nominating committee will then recommend to the board of directors the action to be taken with respect to any such tendered resignation.

Each of the director nominees has consented to being named in this proxy statement and, if elected, to serve as a director. We do not contemplate that any of the director nominees will be unable to serve as a director but, if that event should occur prior to the voting of the proxies, the persons named in the proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, determine, provided that proxies cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.

The biographies of each of the director nominees below contain information regarding each person’s service as a director; business and related health care industry experience; director positions held currently or at any time during the last five years; information regarding involvement in certain legal or administrative proceedings, if applicable; and the particular experiences, qualifications, attributes or skills that our corporate governance and nominating committee and our board of directors considered when determining that the person should continue to serve as one of our directors.

Our board of directors unanimously recommends a vote FOR each of the following director nominees.

William J. Schoen

Director since 1983

Key attributes, experience, skills and expertise:

Mr. Schoen has more than 25 years of experience as our President, Chief Executive Officer and Chairman. This experience provides Mr. Schoen a deep and unique understanding of our company and our industry. Mr. Schoen has broad business experience, having served as chief executive officer or chairman with companies in the health care, consumer products and banking industries, and utilizes this broad experience in reviewing and advising us with respect to our business plans, budgets, business strategies, commercial and investment banking relationships, and potential capital markets transactions.

Mr. Schoen, age 77, has served as our Chairman of the Board since April 1986. He became our President and Chief Operating Officer in December 1983, Co-Chief Executive Officer in December 1985 and Chief Executive Officer in April 1986. He served as President until April 1997 and Chief Executive Officer until January 2001. From 1982 to 1987, Mr. Schoen was Chairman of Commerce National Bank, Naples, Florida and from 1973 to 1981 he was President, Chief Operating Officer and Chief Executive Officer of The F&M Schaefer Corporation, a consumer products company. From 1971 to 1973, Mr. Schoen was President of the Pierce Glass subsidiary of Indian Head, Inc. Mr. Schoen also currently serves on the Board of Trustees of the University of Southern California and numerous non-profit organizations.

Gary D. Newsome

Director since 2008

Key attributes, experience, skills and expertise:

Mr. Newsome has over 25 years of senior management experience in the health care industry, including approximately ten years of management experience with us. In particular, Mr. Newsome has extensive experience in all aspects of hospital operations and organizational management. As our President and Chief Executive Officer, Mr. Newsome has a thorough knowledge of our company and industry.

Mr. Newsome, age 55, became our President and Chief Executive Officer and a director in September 2008. From early 1998 until September 2008, Mr. Newsome was employed by Community Health Systems, Inc. He joined Community Health Systems, Inc. as a Group Vice President and by the end of his tenure with the company he was a Division President with responsibility for hospitals in Illinois, New Jersey, Pennsylvania, Tennessee and West Virginia. Mr. Newsome previously held management positions with us from June 1993 to March 1998, including Divisional Vice President, Assistant Vice President/Operations and Group Operations Vice President. Mr. Newsome is a member of the American College of Healthcare Executives.

Kent P. Dauten

Director since 1981

Key attributes, experience, skills and expertise:

Mr. Dauten has over 30 years of experience in the venture capital, private equity and investment advisory fields. Mr. Dauten has served on our board of directors for approximately 30 years, which affords him valuable insight and perspective on our operations. Mr. Dauten has extensive experience leading organizations, dealing with capital market transactions and acquisition matters and is experienced in overall financial risk identification, assessment and management.

Mr. Dauten, age 57, served on our board of directors from March 1981 through May 1983 and from June 1985 through September 1988. He was again elected as a director in November 1988 and has served on our board continuously since that time. Since February 1994, Mr. Dauten has been President, and since June 2005, he has been Managing Director, of Keystone Capital, Inc., a private investment firm that he founded. Mr. Dauten was formerly a Senior Vice President of Madison Dearborn Partners, Inc., a private equity investment firm, and of First Chicago Investment Corporation and First Capital Corporation of Chicago, the venture capital subsidiaries of First Chicago Corporation, where he had been employed in various investment management positions since 1979. Mr. Dauten also currently serves on the boards of directors of Iron Mountain Incorporated, Northwestern Memorial HealthCare and Northwestern Memorial Foundation.

Pascal J. Goldschmidt, M.D.

Director since 2011

Key attributes, experience, skills and expertise:

Dr. Goldschmidt has extensive experience in the health care industry, including experience as the chief executive officer of a health care and hospital system and dean of a premier medical school managing physicians and other health care professionals. At a time of substantial and rapid change in our industry, Dr. Goldschmidt brings a comprehensive and deep understanding of the challenges and opportunities in the health care industry to our board of directors.

Dr. Goldschmidt, age 58, is a cardiologist and cardiovascular researcher and is the Senior Vice President for Medical Affairs and Dean of the University of Miami Leonard M. Miller School of Medicine. He also serves as Chief Executive Officer of the University of Miami Health System, which includes three hospitals and more than two dozen outpatient facilities in five Florida counties. Prior to joining the University of Miami in April 2006, Dr. Goldschmidt was on the faculty of Duke University Medical Center where he served as the Chairman of the Department of Medicine and Chief of the Division of Cardiology. Before joining the faculty of Duke University Medical Center in 2000, Dr. Goldschmidt was the Director of Cardiology at The Ohio State University College of Medicine and Public Health. Additionally, Dr. Goldschmidt currently serves on the board of directors of MEDNAX, Inc. and served on the board of directors of OPKO Health, Inc. from 2007 to 2011.

Donald E. Kiernan

Director since 2001

Key attributes, experience, skills and expertise:

Mr. Kiernan has 20 years of experience as a Certified Public Accountant in private practice, including management positions with an international public accounting firm, and served in senior leadership capacities, including Treasurer and Chief Financial Officer for more than a decade with a Fortune 50 company. He brings to our board of directors particular expertise in financial management, accounting, information technology and corporate governance. Mr. Kiernan has also been a director of eight public companies over the past 20 years, with service on audit, finance, compensation and governance committees, giving him important experience and perspective that is valuable to our board of directors.

Mr. Kiernan, age 72, is the retired Senior Executive Vice President and Chief Financial Officer of SBC Communications, Inc., a telecommunications company, a position he held from October 1993 to August 2001. Prior to that and since 1990, he served as Senior Vice President of Finance and Treasurer for SBC Communications, Inc. Mr. Kiernan is a Certified Public Accountant and former partner of Arthur Young & Company. Mr. Kiernan served on the boards of directors of LaBranche & Co Inc. from 2003 to 2011, Seagate Technology from 2003 to 2009, and MoneyGram International, Inc. from 2004 to 2008.

Robert A. Knox

Director since 1985

Key attributes, experience, skills and experience:

Mr. Knox has significant senior leadership experience and expertise in the investment and financial services industries. Mr. Knox has broad experience leading significant organizations and has more than 25 years of experience on our board of directors, as well as extensive leadership positions on other boards. This broad experience provides him with critical insight and perspective on our operations.

Mr. Knox, age 61, is the lead director of our board. He is Senior Managing Director of Cornerstone Equity Investors, LLC, an investment advisory firm which he co-founded in 1996. Mr. Knox was formerly Chairman and Chief Executive Officer of Prudential Equity Investors, Inc., a private equity investment firm. Prior to the formation of Prudential Equity Investors, Inc. in 1983, Mr. Knox was an investment executive with The Prudential Insurance Company of America. He currently serves on the boards of directors of several private companies and is the Chairman of the Board of Trustees of Boston University.

Vicki A. O’Meara

Director since 2005

Key attributes, experience, skills and expertise:

Ms. O’Meara has substantial legal, operational and governmental experience, as well as expertise in corporate governance and strategic planning. Ms. O’Meara’s operational experience includes overall responsibility for both the human resources function of a large public company and the profitability of a large operating division of such company. Her experience in senior governmental leadership positions provides her with a perspective on legislative process and issues that is valuable to our board of directors given the central role of health care reform in national politics.

Ms. O’Meara, age 55, is Executive Vice President of Pitney Bowes and President of Pitney Bowes Services & Solutions. Ms. O’Meara joined Pitney Bowes in June 2008 as Executive Vice President and Chief Legal and Compliance Officer. In July 2010, she became Executive Vice President and President, Pitney Bowes Management Services & Government and Postal Affairs. Previously, Ms. O’Meara served as President - U.S. Supply Chain Solutions for Ryder System, Inc. Ms. O’Meara joined Ryder System, Inc. as Executive Vice President and General Counsel in June 1997 from the Chicago office of the law firm of Jones Day Reavis & Pogue, where she was a partner and chair of the firm’s Global Environmental, Health and Safety Group. Ms. O’Meara has also served in a variety of federal government positions, including Acting Assistant Attorney General under President George H. W. Bush, where she headed the Environmental and Natural Resources Division of the U.S. Department of Justice, Deputy General Counsel of the U.S. Environmental Protection Agency, and Assistant to the General Counsel in the Office of the Secretary of the Army. Ms. O’Meara was a 1986-87 White House Fellow and, in that capacity, she served as Special Assistant to the White House Counsel and as Deputy Secretary of the Cabinet Domestic Policy Council.

William C. Steere, Jr.

Director since 2003

Key attributes, experience, skills and expertise:

As former Chairman and Chief Executive Officer of Pfizer Inc., a Fortune 50 company, Mr. Steere is widely regarded as one of the most distinguished leaders of the pharmaceutical industry, bringing to our board of directors substantial expertise leading a large public company, as well as deep and comprehensive knowledge of, and experience with, the pharmaceutical industry. In addition, from his board positions with medical institutions such as the New York University Medical Center and Memorial Sloan-Kettering Cancer Center, Mr. Steere has in-depth knowledge of the health care industry.

Mr. Steere, age 76, has been the Chairman Emeritus of Pfizer Inc. since July 2001. He was Chairman of the Board of Pfizer Inc. from 1992 to 2001, and its Chief Executive Officer from 1991 to 2000. He was a director of Dow Jones & Company, Inc. from 1997 to 2007 and retired as a director of MetLife, Inc. in April 2010. Mr. Steere currently serves as a director of Zoetis Inc., the New York University Medical Center and the New York Botanical Garden and is a member of the Board of Overseers of Memorial Sloan-Kettering Cancer Center.

Randolph W. Westerfield, Ph.D.

Director since 2000

Key attributes, experience, skills and expertise:

Dr. Westerfield has extensive financial expertise and broad experience leading organizations, having served in senior leadership capacities and on the finance faculties of two of the country’s leading business schools for more than 40 years. Dr. Westerfield’s previous service as a member of the audit committee of a registered investment company and as a member of the audit committee and the chair of the compensation committee of another public company gives him important experience and perspective that is valuable to our board of directors.

Dr. Westerfield, age 71, is Dean Emeritus and the Charles B. Thornton Professor of Finance at the Marshall School of Business at the University of Southern California. From 1993 to 2004, Dr. Westerfield served as Dean of the Marshall School of Business. Previously, he was a member of the finance faculty at the Wharton School of Business at the University of Pennsylvania for 20 years. Dr. Westerfield served on the board of directors of Oaktree Finance, LLC from 2011 to 2012 and Nicholas-Applegate Fund, Inc. from 2000 to 2009. Dr. Westerfield has taught corporate finance at the undergraduate and graduate level for over 40 years and has served on audit committees of public companies and investment management companies.

CORPORATE GOVERNANCE AT HEALTH MANAGEMENT

Board Independence

Our board of directors has affirmatively determined that Mr. Dauten, Dr. Goldschmidt, Mr. Kiernan, Mr. Knox, Ms. O’Meara, Mr. Schoen, Mr. Steere and Dr. Westerfield are each independent under the independence standards of the New York Stock Exchange. In evaluating independence, our board affirmatively determines each year whether any director has any material relationship with the company. When assessing the materiality of a director’s relationship with the company, the board considers all relevant facts and circumstances, not merely from the director’s standpoint, but also from the standpoint of the persons or organizations with which the director has an affiliation. The board also considers the frequency or regularity of any services provided by directors or persons or organizations with which the director has an affiliation, whether such services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided to the company on substantially the same terms as those available to unrelated parties. The board has affirmatively concluded that no material relationship exists between the company and any of its independent directors, other than each such person’s position as one of our directors.

Board Leadership Structure

CHAIRMAN AND CHIEF EXECUTIVE OFFICER ROLES

The board of directors believes that effective corporate governance is best accomplished if the roles of chairman of the board and chief executive officer are separated. The board of directors believes that separating these two positions allows each person to focus on his or her individual responsibilities, which is essential in the current business and economic environment. Under this structure, our chief executive officer can focus his attention on the day-to-day operations and performance of the company and implementing our long-term strategic plans. At the same time, our non-executive chairman of the board can focus his attention on longer-term strategic issues, setting the agenda for, and presiding at, board meetings, working collaboratively with our other board members, and providing insight and guidance to our chief executive officer.

INDEPENDENT LEAD DIRECTOR

In addition to separating the roles of chairman of the board and chief executive officer, our board of directors has also selected Mr. Knox to serve as our lead director, with duties that include: working with the chairman to oversee the performance review of our chief executive officer; leading board meetings when the chairman is not present; providing input to the chairman for the purpose of establishing the agenda for each board meeting; and preparing agendas for executive sessions of the independent directors and presiding over such sessions.

EXECUTIVE SESSIONS

In accordance with the listing standards of the New York Stock Exchange, our non-management directors, all of whom are independent under the independence standards of the New York Stock Exchange, meet in executive session on a regular basis without management present. Mr. Knox, as lead director, presides at these executive sessions.

Board Meetings

DIRECTOR ATTENDANCE AT BOARD MEETINGS

Our board of directors held eight meetings during 2012. Each director attended at least 75% of such board meetings and the meetings of board committees on which he or she served.

DIRECTOR ATTENDANCE AT ANNUAL MEETING

Company policy requires that each director attend our annual meeting of stockholders or provide the chairman of the board with advance notice of the reason for not attending. All of our directors attended the annual meeting of stockholders that was held on May 22, 2012.

Board Committees

The board of directors has standing audit, compensation and corporate governance and nominating committees. The board also had an executive committee, which was dissolved on December 4, 2012. The table below indicates the number of meetings held during 2012 and the names of the directors serving on the audit, compensation and corporate governance and nominating committees as of March 25, 2013 and the names of the directors who served on the executive committee through December 4, 2012.

Committee Name	Number of Meetings Held(1)	Committee Members
Audit	11	Mr. Dauten (2) Mr. Kiernan	Dr. Goldschmidt Dr. Westerfield
Compensation	6	Mr. Dauten Mr. Steere	Mr. Knox (2)
Corporate Governance and Nominating	6	Mr. Dauten Mr. Knox	Mr. Kiernan (2) Ms. O’Meara
Executive (3)	-	Mr. Dauten Mr. Schoen (2)	Mr. Knox Mr. Steere

(1)	In addition to formal board and committee meetings, directors may attend other meetings on the company’s behalf.
(2)	Chairman
(3)	The executive committee was dissolved on December 4, 2012.

The current charter of each board committee, our corporate governance guidelines and our code of business conduct and ethics are available on our website at www.hma.com under the heading “Investor Relations” and the subheading “Corporate Governance.” The information contained on our website is not a part of this proxy statement.

AUDIT COMMITTEE

In accordance with SEC rules, the board of directors has determined that each of Mr. Dauten, Mr. Kiernan and Dr. Westerfield qualifies as an “audit committee financial expert” based on the professional work experience described in their respective biographies under “Proposal One – Election of Directors.”

The audit committee reviews with our independent registered public accounting firm our consolidated financial statements and internal controls over financial reporting, our independent registered public accounting firm’s auditing procedures and fees, and the possible effects of professional services provided to us by our independent registered public accounting firm upon such firm’s independence. The audit committee also provides oversight review of our corporate compliance program.

The audit committee works closely with our senior executives, internal auditors and independent registered public accounting firm to assist the board of directors in overseeing our accounting and financial reporting processes and our consolidated financial statement audits. In furtherance of that role, the audit committee is charged with assisting the board of directors in overseeing: (1) the integrity of our consolidated financial statements; (2) our compliance with legal and regulatory requirements; (3) the qualifications and independence of our independent registered public accounting firm; and (4) the performance of both our internal auditors and our independent registered public accounting firm.

The audit committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and is responsible for preparing the committee’s report required by SEC rules to be included in our annual proxy statement and performs such other tasks that are consistent with its charter. The audit committee’s report appears under the heading entitled “Report of the Audit Committee to Stockholders.”

In February 2012, the audit committee adopted an amended code of business conduct and ethics, which applies to all of our directors, officers and employees and is designed to enhance adherence to the highest ethical standards and further support compliance with all applicable laws.

COMPENSATION COMMITTEE

The compensation committee is responsible for designing and implementing compensation programs for our executives and directors that further the intent and purpose of our company’s fundamental compensation philosophy. As part of fulfilling that responsibility, the compensation committee reviews the performance of our chief executive officer and our other named executive officers, establishes compensation levels, approves compensation payments to our chief executive officer and recommends the compensation levels for our other named executive officers to the board of directors.

The compensation committee is also responsible for: (1) reviewing and discussing with management the compensation discussion and analysis that is required by SEC rules to be included in our annual proxy statement; (2) preparing the committee’s report that SEC rules require be included in our annual proxy statement; and (3) performing such other tasks that are consistent with its charter. The duties and responsibilities of the compensation committee are set forth in its charter. Under its charter, the compensation committee has the sole authority to hire or engage compensation consultants and other advisors to help the compensation committee fulfill its responsibilities.

Each member of the compensation committee has direct experience establishing, reviewing and operating compensation programs for large organizations. The chairman of the compensation committee is responsible for setting the agenda for each committee meeting and for ensuring that meetings are conducted in an effective manner. The compensation committee also regularly engages in discussions regarding executive succession planning and team building.

The compensation committee’s report appears under the heading entitled “Compensation Committee Report.”

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The corporate governance and nominating committee seeks to enhance the quality and diversity of nominees to our board of directors and is charged with identifying qualified persons, consistent with criteria approved by the board of directors, to become directors and recommending that the board of directors nominate such qualified persons for election as directors. The committee is also responsible for shaping corporate governance, overseeing an annual evaluation of the board of directors, and performing such other tasks that are consistent with its charter.

The corporate governance and nominating committee recommended the nine director nominees described in this proxy statement for election at the annual meeting.

The corporate governance and nominating committee also considers stockholder recommendations for nominations to the board of directors. The committee evaluates such recommendations using the same evaluation process described under the heading entitled “Director Qualifications and Evaluation Process.” Such recommendations for nominations should be sent to: Health Management Associates, Inc., 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, Attention: Corporate Secretary. Our corporate secretary will forward such recommendations to the corporate governance and nominating committee.

The corporate governance and nominating committee is also responsible for the review, approval and ratification of related party transactions. The corporate governance and nominating committee follows the guidelines set forth under the heading entitled “Certain Transactions” prior to approving any related party transaction.

Committee Self-Assessment Process

The corporate governance and nominating committee oversees an annual self-evaluation conducted by the board of directors to determine whether the individual committees and the board are functioning effectively. In addition, the audit, compensation and corporate governance and nominating committees each perform an annual self-assessment to evaluate their effectiveness in fulfilling their obligations. Fulfillment of the responsibilities listed in each committee’s charter forms the principal criteria for the evaluations, as well as such other factors and circumstances as are determined to be appropriate by the board of directors or the corporate governance and nominating committee. The corporate governance and nominating committee also oversees individual director assessments in connection with the periodic evaluation of directors for purposes of making a recommendation to the board of directors as to the persons who should be nominated for election or re-election at the annual meeting of stockholders. As part of this annual self-assessment process, the corporate governance and nominating committee discusses the diversity of specific skills and characteristics necessary for the optimal functioning of the board in its oversight of the company. The corporate governance and nominating committee then gives consideration to these specific skill sets when considering candidates for nomination.

The Role of Board Committees in Risk Oversight

The audit committee focuses on financial risks, including those that could arise from our accounting and financial reporting processes. Additionally, the audit committee monitors and has oversight of the formal risk management programs and processes implemented by management. The corporate governance and nominating committee focuses on the management of risks associated with board organization, membership and structure, as well as our corporate governance, and the recruitment and retention of talented board members. The compensation committee focuses on the management of risks arising from our compensation policies and programs and, in particular, our executive compensation programs and policies.

The Role of the Board of Directors in Risk Oversight

The board of directors is actively engaged in the oversight of risks that could affect our company. While our board committees are focused on the above specific areas of risk, the full board of directors retains responsibility for the general oversight of risk. These responsibilities are satisfied through periodic reports from each committee chairman, including information regarding the risk considerations within each committee’s area of responsibility and expertise, as well as periodic reports to our board of directors or the appropriate committee from our management team, including our vice president who oversees risk management. Areas of material risk to the company are reviewed quarterly, including operational, financial, legal, regulatory and strategic risks. The board of directors reviews this information to enable it to understand our risk identification, risk management and risk mitigation strategies. Items within the scope of a particular committee are reviewed by that committee, and the committee chairman subsequently reports to the full board of directors as part of the committee’s report. This enables the board of directors and its committees to coordinate the risk oversight role.

Comprehensive 2012 and 2011 Compliance Review

We maintain an effective compliance and ethics program. During October 2011, we engaged Strategic Management Services, LLC to perform an independent review of our compliance and ethics program. Over a six-month period, Strategic Management visited many of our hospitals and our home office in Naples, Florida. Strategic Management reviewed numerous documents related to our compliance and ethics program, interviewed over one hundred executives at our hospitals and home office, and conducted on-site focus group meetings with almost ninety employees at our hospitals. Strategic Management’s objective was to independently assess our compliance and ethics program and to ascertain whether we met the standards for an effective compliance program as set forth in the compliance guidance for hospitals issued by the U.S. Department of Health and Human Services, Office of Inspector General. During the pendency of Strategic Management’s review, both our chief executive officer and the chairman of our audit committee were periodically advised about the status of the review. During March 2012, our board of directors held a special meeting for Strategic Management to present its findings, observations and results. Our board of directors will continue to oversee our review and response to Strategic Management’s findings, and will periodically review and assess our compliance and ethics program.

Director Education

We have a program for orienting new directors and providing continuing education for all directors. New directors attend a training session that introduces them to our operations and to our management team. Thereafter, directors are periodically notified about various educational programs offered by governance organizations and other educational institutions on topics such as audit, compensation, regulatory compliance and corporate governance. In addition, we routinely ask outside consultants and professional advisors to attend our board of directors and committee meetings to keep our directors up-to-date on the latest legal, regulatory, industry and governance developments. We also periodically invite outside consultants and professional advisors to make presentations to the board and provide continuing education to our directors.

Stockholder Communications

Stockholders may send correspondence by mail to the full board of directors, to specific board committees, or to individual directors (including correspondence recommending nominees to the board of directors as discussed above under “Corporate Governance and Nominating Committee”). Such correspondence should be addressed to the board of directors, the relevant committee or a particular director in care of: Health Management Associates, Inc., 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, Attention: Corporate Secretary.

Interested parties may communicate directly with our independent directors by sending correspondence to our corporate secretary in accordance with the procedures described above. Any such correspondence should be specifically directed to the attention of the independent directors.

Our corporate secretary will promptly forward all stockholder correspondence as appropriate. Our corporate secretary is also responsible for identifying correspondence that does not directly relate to matters for which the board of directors is responsible and forwarding such correspondence to the appropriate person(s) within the company, as well as identifying and, if appropriate, responding to inappropriate correspondence.

EXECUTIVE COMPENSATION AND COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

This Compensation Discussion and Analysis, which we refer to as CD&A, provides information about the compensation programs for our president and chief executive officer, our executive vice president and chief financial officer and each of our next three most highly compensated executive officers employed at the end of 2012, to whom we refer collectively as our “named executive officers.” Our named executive officers for 2012 were:

Gary D. Newsome	President and Chief Executive Officer
Kelly E. Curry	Executive Vice President and Chief Financial Officer
Robert E. Farnham	Senior Vice President - Finance
Kerrin E. Gillespie	Executive Vice President of Operations Finance
Steven E. Clifton	Senior Vice President and General Counsel

2012 Business Highlights

2012 was a successful year for our company. In 2012, we continued to focus on our core operating initiatives of physician recruitment, market service development and emergency room operations, together with our strategy of acquiring hospitals that present meaningful opportunities for Adjusted
EBITDA[1] growth and increased stockholder value.	2012 Company Performance
Adjusted EBITDA: $963.2 million
The benefits of our continuing focus on strategic acquisitions and on our core operating initiatives have resulted in strong financial results in a difficult	Stock Price Appreciation: 26.5%

and challenging economic and regulatory environment. From 2011 to 2012, net revenue increased by $790.6 million, or approximately 15.5%, including 5.3% of same hospital[2] net revenue growth. Our 2012 financial performance was reflected in our strong Adjusted EBITDA, with Adjusted EBITDA growing from $825.9 million in 2011 to $963.2 million in 2012, representing a year-over-year increase of approximately 16.6%.

Based on our Adjusted EBITDA performance, we achieved approximately 104% of our 2012 profit plan for purposes of our 2012 annual and long-term incentive compensation programs. Our consistent year-over-year financial performance is also demonstrated by the charts below.

[1]

EBITDA, which is not determined in accordance with U.S. generally accepted accounting principles (“GAAP”), is defined as consolidated net income before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is EBITDA modified to exclude discontinued operations, net gains/losses on sales of assets, net interest and other income, gains/losses on early extinguishment of debt and write-offs of deferred debt issuance costs.

[2]	“Same hospitals” are hospitals that were owned/leased and operated by us for one year or more as of December 31, 2012.

Our strong 2012 financial performance was also reflected in our stock price. The closing price of our common stock increased from $7.37 per share at the end of 2011 to $9.32 per share at the end of 2012, an increase of approximately 26.5%. Certain accomplishments that helped drive our 2012 financial and stock performance and position ourselves for continued success included:

—

Acquisition Activity:  Our 2012 net revenue was favorably impacted by our acquisition activity in 2012, 2011, 2010 and late 2009, including our acquisition in April 2012 of an 80% interest in five Oklahoma-based general acute care hospitals from INTEGRIS Health, Inc. Since December 2009 and through December 31, 2012, we have added approximately $1.4 billion of annual net revenue before the provision for doubtful accounts and increased our total licensed beds by approximately 29%.

—

Delivery of High Quality Health Care Services:  During 2012, 41 of our hospitals, or 64%, were among 620 hospitals recognized as Top Performers on Key Quality Measures according to a report released by The Joint Commission, an independent not-for-profit organization that accredits and certifies more than 15,000 health care organizations and programs. Additionally, more than 77% of our hospitals that were Top Performers in 2011 were similarly recognized by The Joint Commission in 2012, which represents a repeat rate that is substantially higher than the national repeat rate of 60%.

—

Physician Recruitment and Retention:  Excluding our 2012 acquisition activity, approximately 530 physicians were recruited or otherwise joined our medical staff during the year ended December 31, 2012, and we continue to invest significant resources in the recruitment and retention of primary care physicians and specialists.

—

Emergency Room Operations:  During 2012, we experienced an increase in emergency room (“ER”) visits, which we believe was attributable, in part, to our dedicated focus on ER operations, including our continued implementation of ER Extra®, our signature patient-centered ER program that is designed to improve the patient experience by ensuring that patients get the care that they need in a prompt and courteous manner, including: (1) the posting of ER wait times; (2) an ER Extra® mobile application for smartphones that provides easy access to driving directions to our hospitals and ER wait times; and (3) more time spent by our medical personnel in ER reception areas.

—

Comprehensive Preparation for Health Care Reform:  We continued our focus on the five general themes of our strategic initiative to prepare for health care reform. These themes are center-led capabilities, differentiated products, a superior clinical model, market-based competition and exploring growth opportunities to invest in non-acute care or non-core but related growth opportunities, such as information technology services, ancillary services and analytics. These five themes are supported by a comprehensive list of strategic initiatives that are intended to accomplish our goals of continuing to deliver quality health care services, while increasing stockholder value in a post-health care reform setting.

—

Continued Capital Investments:  We continued to implement and deploy new technologies and services, such as da Vinci® and MAKOplasty® robotic surgical systems, at many of our hospitals. For example, we added 52 da Vinci® and 24 MAKOplasty® robotic surgical systems to our hospitals over the past several years. Additionally, we opened newly constructed replacement hospitals in Monroe, Georgia (April 2012) and Poplar Bluff, Missouri (January 2013).

Key Executive Compensation Actions in 2012 and Early 2013

In 2012 and early 2013, the compensation committee took the following actions:

—

Maintained the base salaries of the named executive officers, other than Mr. Farnham, at the existing levels for 2013. Approved a $25,000 increase in annual base salary for Mr. Farnham effective January 1, 2013.

—

Established Mr. Gillespie’s target under the 2012 long-term cash and equity incentive compensation program at 125% of his base salary, and increased Mr. Gillespie’s target under the 2013 long-term cash and equity incentive compensation program to 175% of his base salary.

—	Developed updated compensation peer groups to better reflect our competitive marketplace.

—

Certified the achievement of 104% of our 2012 profit plan, resulting in our named executive officers earning 108% and 100% of their 2012 annual cash incentive compensation and 2012 long-term cash and equity incentive compensation, respectively.

—

As discussed in greater detail below, evaluated and then expressly incorporated certain quality measures under the 2014 Hospital Value-Based Purchasing Program into our 2013 incentive compensation programs.

2012 CEO Pay At-A-Glance

Our consistent company financial performance is aligned with the compensation delivered to our chief executive officer under our executive compensation programs. Our year-over-year earnings consistency is strongly correlated to year-over-year consistency in the total direct compensation1 of our chief executive officer as illustrated by the chart below.

[1]

Total direct compensation consists of the base salary and annual cash incentive compensation paid for each such year, as well as the value of the long-term cash and equity incentive compensation awards granted during each such year.

Best Practices

Our executive compensation programs are designed to reinforce our philosophy of aligning each executive’s compensation with our short-term and long-term performance and are consistent with market best practices.

—	We do not have any employment agreements with any of our named executive officers.

—	We do not have any change in control or severance plans or agreements with any of our named executive officers.

—	All of our named executive officers are subject to significant stock ownership objectives based on a multiple of base salary and annual cash incentive compensation.

—	All of our named executive officers are subject to our recoupment policy (“clawback”) for both annual and long-term incentive compensation.

—	We provide limited perquisites to our named executive officers.

—	We prohibit our named executive officers from hedging with respect to company stock.

—	A significant portion of the compensation of our named executive officers varies with our annual business performance.

2012 “Say-on-Pay” and Stockholder Engagement

At the 2012 annual meeting of stockholders, we held a non-binding stockholder vote on the compensation of our named executive officers, referred to as a “say-on-pay” vote. Our stockholders overwhelmingly approved the compensation of our named executive officers with approximately 92% of the shares entitled to vote voting in favor of the “say-on-pay” proposal. The compensation committee believes that this demonstrates our stockholders’ support of our approach to executive compensation.

Quality Metrics Added to Incentive Programs
2012 was a transitional year for our executive compensation program. Our 2013 annual and long-term incentive programs now expressly incorporate quality measures when determining performance.

However, as part of discussions with our stockholders and institutional stockholder advisory services, some concerns were expressed regarding the use of Adjusted EBITDA as the sole performance metric under our annual and long-term incentive compensation programs.

Consistent with our record of responsiveness to stockholder commentary or concerns, the compensation committee considered the views of our stockholders with respect to the compensation of our named executive officers. Also during 2012, the compensation committee engaged Towers Watson, its independent compensation consultant, to perform a review of market and peer group practices regarding performance metrics used in incentive compensation programs. In response to the concerns of our stockholders and after reviewing the data provided by Towers Watson, the compensation committee took action to incorporate quality measures into the 2013 annual and long-term incentive compensation programs.

Specifically, the amount earned by our named executive officers under the 2013 annual cash incentive compensation program and the 2013 long-term cash and equity incentive compensation program will be determined based on:

—	Our 2013 Adjusted EBITDA performance against our 2013 profit plan; and

—	Our achievement against specified clinical process of care measures under the 2014 Hospital Value-Based Purchasing Program.

USE OF CERTAIN METRICS UNDER 2014 HOSPITAL VALUE-BASED PURCHASING PROGRAM UNDER 2013 INCENTIVE PROGRAMS

The Hospital Value-Based Purchasing (VBP) Program is a Centers for Medicare & Medicaid Services (CMS) initiative that rewards acute care hospitals with incentive payments for the quality of care they provide to people with Medicare. Through the Hospital VBP Program, CMS is changing the way it pays hospitals, with a focus on rewarding hospitals for the quality of care they provide to Medicare patients, not just the quantity of procedures they perform. Hospitals are rewarded based on how closely they follow best clinical practices and how well hospitals enhance patients’ experiences of care.

The compensation committee has always believed that Adjusted EBITDA is a reflection of the quality of our health care services. In addition, in late 2012 the compensation committee began the transition to include quality measures under the 2014 Hospital VBP Program in addition to Adjusted EBITDA as performance metrics under our 2013 named executive officer incentive compensation programs. This transition aligns our named executive officer incentive compensation programs with our hospital and regional incentive compensation programs. The compensation committee believes that this change helps to align the compensation of our named executive officers with the quality of the care at our hospitals and rewards them for higher quality care and better patient outcomes.

Due to the timing of these changes and the compensation committee’s historical practice of making awards of incentive compensation in February of each year, these additional quality-based performance measures are not reflected in the awards that were granted to our named executive officers in February 2012 and that were based on our Adjusted EBITDA performance in 2012. However, these changes have been reflected in the awards that were granted in February 2013 that are based on our Adjusted EBITDA performance and certain quality metrics under the 2014 Hospital VBP Program.

ABOUT OUR EXECUTIVE COMPENSATION PROGRAMS

Philosophy and Objectives

Our executive compensation programs are founded on the belief that there should be a substantial and meaningful connection between the compensation of our named executive officers and the amount and quality of our earnings. We believe that the amount and quality of our earnings are directly impacted by the quality of our health care services, and that higher quality services result in increased admissions, as more patients choose us for health care services and more physicians choose to be affiliated with our hospitals. This, in turn, is expected to lead to improved financial performance. For that reason, the compensation committee reviews our quality data and designs our compensation policies, plans and programs to support our core operating initiatives, enhance the quality of the health care services delivered by our health care facilities and increase stockholder value.

The compensation committee believes that our ability to grow and be successful in the long-term is enhanced by a comprehensive compensation program that rewards outstanding service and that links compensation to performance. The compensation committee believes that our named executive officers should be rewarded for their individual contributions to our success through a combination of annual and long-term incentive compensation, with a particular emphasis on long-term incentive compensation.

Peer Group Compensation Data

When reviewing and validating its compensation decisions each year, the compensation committee considers, among other factors, named executive officer compensation programs at a peer group of public companies in our industry. The composition of our peer group is reviewed periodically and revised from time to time by the compensation committee with assistance from Towers Watson. In 2012, based on the data provided by Towers Watson, our peer group was updated to reflect changes in our competitive marketplace and in the companies that we compete with for management talent. The companies selected to be in our peer group met the following criteria:

—	U.S. publicly traded company;

—	Comparable operations (i.e., health care services company; same Standard Industry Classification (“SIC”) Major Code); and

—	$1 billion or more in annual revenue.

The intent of the revised peer group was to continue to position the company around the 50th percentile against the revenue and market capitalization of the peer group companies. Based on this analysis, the compensation committee removed six companies (Amedisys, Inc., Brookdale Senior Living Inc., Gentiva Health Services, Inc., Kindred Healthcare, Inc., Sun Healthcare Group, Inc. and Sunrise Senior Living, Inc.) from our peer group. A seventh company (Lincare Holdings Inc.) was also removed because it is no longer a publicly traded company. Three companies (MEDNAX, Inc., Select Medical Holdings Corporation and Vanguard Health Systems, Inc.) were added to our peer group based on the abovementioned criteria. The following companies met our criteria and comprise our current peer group:

Company Name	Reported Revenue (in millions)[1]	Market Capitalization (in millions)[2]	SIC Major Code
HCA Holdings, Inc. (NYSE: HCA)	$ 32,506	$ 11,093	General medical and surgical hospitals
Quest Diagnostics Incorporated (NYSE: DGX)	7,511	8,941	Medical laboratories
Laboratory Corporation of America Holdings (NYSE: LH)	5,542	8,592	Medical laboratories
DaVita Inc. (NYSE: DVA)	6,982	7,572	Miscellaneous health and allied services
Universal Health Services, Inc. (NYSE: UHS)	7,500	4,017	General medical and surgical hospitals
MEDNAX, Inc. (NYSE: MD)	1,588	3,243	Hospitals
Tenet Healthcare Corporation (NYSE: THC)	9,584	2,217	General medical and surgical hospitals
Community Health Systems, Inc. (NYSE: CYH)	13,626	1,919	General medical and surgical hospitals
HealthSouth Corporation (NYSE: HLS)	2,027	1,891	Hospitals
Lifepoint Hospitals, Inc. (NasdaqGS: LPNT)	3,545	1,891	General medical and surgical hospitals
Magellan Health Services, Inc. (NasdaqGS: MGLN)	2,799	1,367	Management services
Select Medical Holdings Corporation (NYSE: SEM)	2,805	1,231	Hospitals
Vanguard Health Systems, Inc. (NYSE: VHS)	4,896	807	General medical and surgical hospitals

Health Management	5,804	1,930	General medical and
Percentile Rank Within Peer Group	55	39	surgical hospitals

1	Represents revenue reported by each company for the most recent full fiscal year available at the time we selected our peer group.
2	Represents revenue reported by each company for the most recent full fiscal year available at the time we selected our peer group.

The compensation committee uses this initial larger peer group of 13 companies because it presents a larger group from which to conduct a statistically relevant compensation analysis of the industries in which we compete for executive talent. However, the compensation committee also reviews a more refined peer group composed of companies that we directly compete with in the acute care hospital business. We use this additional targeted peer group because these companies are subject to the same level of regulatory oversight, have similar complex business models and are companies that we view as direct competitors for executive talent. For 2012, three new companies were added to this more refined peer group.

The targeted peer group consists of the following companies:

—	HCA Holdings, Inc.
—	Universal Health Services, Inc.
—	MEDNAX, Inc.
—	Tenet Healthcare Corporation
—	Community Health Systems, Inc.
—	HealthSouth Corporation
—	Lifepoint Hospitals, Inc.
—	Select Medical Holdings Corporation
—	Vanguard Health Systems, Inc.

Our company ranks at the 54th percentile by reported revenue and the 50th percentile by market capitalization of this targeted peer group, each as measured using the same methodology described above for our larger peer group.

Tally Sheets

The compensation committee periodically analyzes tally sheets prepared for our named executive officers. Tally sheets present the dollar amount of each component of compensation for each named executive officer in summary form so that the compensation committee may analyze both the individual elements of compensation (including the weighting of each element as compared to each other element) and the aggregate amount of actual and potential compensation. In late 2012, the compensation committee used tally sheets, including a summary presentation of total direct compensation, to assist in its review of the compensation of our named executive officers. Although the 2012 tally sheet information was reviewed as part of the decision to increase Mr. Farnham’s base salary for 2013, such compensation change was not made solely based on that review.

HOW COMPENSATION IS DELIVERED

Pay Elements At-A-Glance

Our executive compensation programs are designed to deliver “total direct compensation” that will attract, motivate and retain executives and reward outstanding service in an increasingly competitive market for executive talent. The components of our annual total direct compensation are:

Total Direct Compensation	=	Base Salary	+	Annual Incentive Compensation	+	Long-Term Incentive Compensation

Target total direct compensation is established for the named executive officers each year. The purpose of each of the components of total direct compensation is as follows:

Compensation Element	Form of Compensation	Purpose	2012 Performance Criteria	2013 Performance Criteria
Base Salary	Cash	Provide an amount of fixed compensation that is not “at-risk” to compensate officers for their services during the year	None	None
Annual Incentive Compensation	Cash	Reward performance against our internal profit plan	Adjusted EBITDA	Adjusted EBITDA, select quality measures under the 2014 Hospital VBP Program
Long-term Incentive Compensation	Cash and equity	Retain our named executive officers and align their long-term interests with improving the amount and quality of our earnings and increasing stockholder return	Adjusted EBITDA	Adjusted EBITDA, select quality measures under the 2014 Hospital VBP Program

Consistent with the overall structure that we have used for our executive compensation program since 2008, the compensation committee established a target mix of base salary, annual cash incentive compensation and long-term cash and equity incentive compensation for each of our named executive officers. Our practice is to align base salaries within a reasonable range around the median of our peer group companies, and to align performance-based incentive compensation above the median range of our peer group companies, in each case, taking into account factors such as our financial and operating performance, individual experience or tenure with our company, specialized skills, achievement of performance goals, retention, the compensation committee’s desire to achieve a specified mix of compensation and other market factors.

The compensation committee generally focuses more heavily on incentive compensation, consisting of both cash and equity incentives, rather than targeting a specific allocation mix. Base salary and annual incentives are intended to reward short-term objectives, while long-term incentives, comprised of both service-based and performance-based components, are intended to reward long-term goal attainment and provide our executives with an incentive to remain our employees.

For each of the past several years, the compensation committee’s independent compensation consultant, Towers Watson, provides research and analysis to assist in establishing target total direct compensation. For 2012, the target total direct compensation opportunity for our chief executive officer and the average for all of our other named executive officers, other than Mr. Clifton who was hired in August 2012, was as follows:

BASE SALARY

Base salary is the only part of total direct compensation that is fixed, subject to periodic adjustments to remain competitive with the market. Base salaries are determined by analyzing the scope of each named executive officer’s responsibilities and taking into account market compensation information received by the compensation committee as part of the compensation setting process.

As part of the compensation committee’s annual assessment process, Towers Watson reviewed the competitiveness of our named executive officers actual and target compensation, including base salary. Based on this review and the compensation committee’s assessment of Mr. Farnham’s performance and leadership, the compensation committee approved a $25,000 increase in annual base salary for Mr. Farnham to $425,000 that became effective on January 1, 2013. No other modifications to the base salaries of our named executive officers were made during 2012, continuing the company’s emphasis on pay for performance through annual and long-term incentive compensation.

ANNUAL AND LONG-TERM INCENTIVE COMPENSATION

The compensation committee awards incentive compensation to our named executive officers in the form of annual cash incentive compensation designed to reward short-term performance and long-term cash and equity incentive compensation designed to reward long-term commitment to our company. A separate formulaic target percentage of base salary is established each year for each named executive officer’s annual and long-term incentive compensation. Total incentive compensation levels and the mix of annual and long-term incentives vary for each named executive officer based on each officer’s level of responsibility, including strategic and operational responsibilities, anticipated performance requirements, contributions of each named executive officer, retention needs and peer group data.

The compensation committee awards incentive compensation under the EICP. The EICP is a comprehensive executive compensation plan that provides for the granting of stock options, stock appreciation rights, restricted stock, deferred stock and other stock-related awards, as well cash-settled performance awards.

For 2012, the compensation committee used Adjusted EBITDA as the sole performance metric under the annual and long-term incentive compensation programs because it believes that Adjusted EBITDA provides a simple and understandable measure of our recurring profitability and it is highly correlated to our stock price performance. Specifically, Adjusted EBITDA:

—	effectively measures overall company performance;

—	is the key metric used in our internal modeling and is consistent with the approach used by many industry analysts;

—	provides us with an understanding of the impact of certain items in our consolidated financial statements, some of which are recurring and/or require cash payments;

—	provides us with information about our ability to incur and service our debt obligations and make capital expenditures; and

—	provides us with meaningful year-over-year comparisons of our consolidated financial results.

For purposes of both programs, the compensation committee established a 2012 Adjusted EBITDA target of $924.0 million, which we refer to as our 2012 profit plan. At the time the 2012 profit plan was established, the compensation committee believed that it was challenging based on our historical Adjusted EBITDA performance, our projections for 2012 and the overall state of the health care industry and the economy.

ANNUAL CASH INCENTIVE COMPENSATION

Annual cash incentive compensation for our named executive officers is intended to reward exemplary financial performance. Each of our named executive officers participates in the annual cash incentive compensation program, which is based on one-year financial performance metrics, and such awards vest and are payable in full soon after compensation committee approval is obtained. The amount that may be earned under the annual cash incentive compensation program is based on three components:

—	base salary;

—	the target cash award (expressed as a percent of base salary, which for 2012, ranged from 100% to 125%); and

—	our Adjusted EBITDA, as a percentage of our 2012 profit plan.

The target cash award (expressed as a percent of base salary) for each of our named executive officers is as follows:

Name	Target Cash Award as a Percent of Base Pay
Gary D. Newsome	125%
Kelly E. Curry	100
Robert E. Farnham	100
Kerrin E. Gillespie	100
Steven E. Clifton	100

Annually, the board of directors approves what it believes to be a challenging internal profit plan. The compensation committee then approves an incentive plan based on that profit plan, providing for the payment of incentive cash compensation under the EICP for the upcoming year. After our year-end results are finalized, the compensation committee reviews our financial performance and approves the payment of cash awards based on achievement against the profit plan.

The 2012 annual cash incentive compensation program provided that:

—	no amount would be earned unless our Adjusted EBITDA achievement was at least 90% of our 2012 profit plan;

—	a threshold level of 50% of the target cash award would be earned if our Adjusted EBITDA achievement was equal to 90% of our 2012 profit plan;

—	the earned amount for Adjusted EBITDA achievement between 90% and 120% of our 2012 profit plan was based on a sliding scale; and

—	the maximum earned amount was capped at 150% of the target cash award.

LONG-TERM CASH AND EQUITY INCENTIVE COMPENSATION

Long-term incentives have typically been provided through service-based stock awards, performance-based cash and stock awards and service-based cash and stock awards under the EICP. A specific mix of various types of equity compensation and cash is established for each named executive officer. Long-term incentive compensation is based on one-year financial performance, but also generally requires continued service over a four-year period. By granting service-based stock awards and performance-based stock awards, we provide our named executive officers with the opportunity to build a meaningful equity stake in our company. These equity awards assist us with the retention of our named executive officers and align the long-term interests of our named executive officers with both the amount and quality of our earnings and stockholder value.

On February 21, 2012, the compensation committee implemented the 2012 long-term cash and equity incentive compensation program, which pertains to our performance during 2012 and which we refer to as the 2012 Program. The 2012 Program was substantially the same as the 2011 long-term cash and equity incentive compensation program, except that the 2012 Program does not provide for a “look-back” feature. The amount that could be earned under the 2012 Program was based on three components:

—	base salary;

—	the target award (expressed as a percent of base salary); and

—	our Adjusted EBITDA, as a percentage of our 2012 profit plan.

The compensation committee selected Adjusted EBITDA as the performance measure under the 2012 Program because it is a key indicator of our success, as described above under the subheading entitled “Executive Summary.” The mix of incentive compensation awarded to our named executive officers, other than Mr. Clifton, under the 2012 Program was as follows:

The table below summarizes the target awards under the 2012 Program for our named executive officers.

Name	Target Award as a Percent of Base Pay	Service-Based Restricted Stock (1)	Performance- Based Restricted Stock (1)	Performance- Based Cash
Gary D. Newsome	500%	$ 1,666,667	$ 1,666,667	$ 1,666,667
Kelly E. Curry	250	562,500	562,500	562,500
Robert E. Farnham	175	233,333	233,333	233,333
Kerrin E. Gillespie	125	208,333	208,333	208,333
Steven E. Clifton (2)	-	-	-	-

(1)	The compensation committee based the number of shares awarded under the 2012 Program on the market value of our common stock ($6.83) at the close of business on February 21, 2012, the date of grant.

(2)	Mr. Clifton did not participate in the 2012 Program because he was not employed by us at the time the awards were granted.

To satisfy the performance criterion under the 2012 Program, we needed to achieve at least 90% of our 2012 profit plan before any vesting of the performance-based awards could occur. The relationship between Adjusted EBITDA attainment and the percent of long-term cash and equity incentive awards that are eligible for vesting is set forth in the table below.

Percent of Targeted Adjusted EBITDA Achieved During the Grant Year	Percent of Adjusted EBITDA-Based Performance Awards Eligible For Vesting

Less than 90.0%	0%
90.0% - 92.4%	50%
92.5% - 94.9%	60%
95.0% - 97.4%	75%
97.5% - 99.9%	90%
100.0% or Greater	100%

The performance-based cash and equity awards granted under the 2012 Program, as well as the service-only equity awards under such program, require continuous employment with us over a four-year period, which period commenced on March 1, 2012, with 25% of such awards vesting on each subsequent March 1.

OTHER COMPENSATION AND BENEFITS

We also provide certain benefits to our named executive officers through the following programs:

Compensation Element	Form of Compensation	Purpose

Health and welfare plans	Eligibility to receive health and other welfare benefits paid for by the company, including a comprehensive health insurance plan that provides for no deductibles or co-payments	Provide a competitive employee benefits program
Retirement benefits	Eligibility to participate in our qualified 401(k) plan (available to all employees), a supplemental executive retirement plan and, starting in 2013, eligibility to participate in a nonqualified deferred compensation plan that allows the deferral of compensation on a pre-tax basis in excess of the limitations under the 401(k) plan	Provide an incentive for long-term retention of our named executive officers and promote retirement savings
Perquisites and other personal benefits	Auto allowance or a company-leased vehicle and an allowance for a club membership. Named executive officers are entitled to the use of our aircraft for personal reasons; provided, however, that such use must be approved by our chief executive officer or his designee in advance	Provide a competitive compensation package, increase travel and work efficiencies and allow for more productive use of our named executive officers’ time

RETIREMENT BENEFITS

The Health Management Associates, Inc. Supplemental Executive Retirement Plan, which we refer to as the Supplemental Plan, is a defined benefit plan that is not intended to be tax-qualified. It was established to provide a retirement benefit to executive officers and others who provide a minimum number of years of service to us (or have such minimum service requirement waived by the board) and, accordingly, it provides an incentive for long-term retention. Each of our named executive officers, other than Mr. Gillespie and Mr. Clifton, participated in the Supplemental Plan during 2012. The compensation committee took action on February 19, 2013 to allow Mr. Gillespie and Mr. Clifton to participate in the Supplemental Plan. We believe that the benefits provided by the Supplemental Plan to our named executive officers are relatively modest in relation to similar retirement benefits provided by comparable companies, both in terms of the benefits payable upon retirement and the number of persons who participate in the plan.

We also maintain the Health Management Associates, Inc. Retirement Savings Plan, which we refer to as the Retirement Savings Plan. The Retirement Savings Plan is a tax-qualified 401(k) plan that provides for both employer and employee contributions. Plan participants, including our named executive officers, can contribute a percentage of their eligible compensation to the Retirement Savings Plan, subject to limits prescribed by the Internal Revenue Service, which we refer to as the IRS.

PERQUISITES AND OTHER PERSONAL BENEFITS

We provide limited perquisites to our named executive officers. Our named executive officers are entitled to an annual automobile allowance or a company-leased vehicle and a $3,000 annual allowance for a club membership. Our named executive officers are entitled to the use of our aircraft for personal reasons; however, such use must be approved by our chief executive officer or his designee in advance. Our named executive officers recognize imputed income on the personal use of our corporate aircraft at rates established by the IRS. However, for proxy statement disclosure purposes, the cost of personal use of our corporate aircraft is calculated based on the incremental cost to us. We do not provide any tax gross-up payments or other compensation to our named executive officers to cover their personal federal or state income tax obligations, except in the case of certain reimbursed relocation costs or upon a change of ownership under the Supplemental Plan. The Supplemental Plan, which became effective on May 1, 1990, is discussed under the headings entitled “Pension Benefits at December 31, 2012” and “Potential Payments Upon Termination or Change in Control.”

PAYOUTS UNDER OUR 2012 INCENTIVE COMPENSATION PROGRAMS

For 2012, the compensation committee used Adjusted EBITDA as the sole performance metric under the annual and long-term incentive compensation programs. The compensation committee may exercise its reasonable judgment to include or exclude unique items in the calculation of Adjusted EBITDA for the purpose of determining the amounts of incentive compensation payable under the annual and long-term incentive compensation programs. Effective February 19, 2013, it was determined that we achieved the following performance level:

2012 Adjusted EBITDA Target (our 2012 Profit Plan)	2012 Adjusted EBITDA	Percentage Achievement Against 2012 Profit Plan

$924.0 million	$963.2 million	104%

Annual Cash Incentive Compensation - Performance Against Goals

Achievement against our 2012 Profit Plan resulted in an earned amount equal to 108% of the target cash award. The table below summarizes the amounts earned by our named executive officers under the 2012 annual cash incentive compensation program.

Name	Target Cash Award	Actual Cash Award
Gary D. Newsome	$1,250,000	$1,350,000
Kelly E. Curry	675,000	729,000
Robert E. Farnham	400,000	432,000
Kerrin E. Gillespie	500,000	540,000
Steven E. Clifton	168,750	182,250

Long-Term Cash and Equity Incentive Compensation - Performance Against Goals

Based on our achievement of approximately 104% of our 2012 profit plan, the compensation committee concluded on February 19, 2013 that our named executive officers had earned 100% of the performance-based awards under the 2012 Program, which correlates to the amounts set forth in the table below.

Name	Earned Long-Term Performance-Based Cash Compensation	Earned Long-Term Performance-Based Equity Awards (number of shares)
Gary D. Newsome	$ 1,666,667	244,021
Kelly E. Curry	562,500	82,357
Robert E. Farnham	233,333	34,163
Kerrin E. Gillespie	208,333	30,503
Steven E. Clifton (1)	-	-

(1)	Mr. Clifton did not participate in the 2012 Program because he was not employed by us at the time the awards were granted.

Under the terms of the 2012 Program, the earned performance-based awards and the service-only awards do not fully vest until the continuous employment requirement has been met on each of March 1, 2013, 2014, 2015 and 2016. Because our named executive officers maintained continuous employment with us through March 1, 2013, 25% of their service-only and earned performance-based awards vested on such date, as set forth in the table below.

Name	Vested Long-Term Service-Only Equity Awards (number of shares)	Vested Long-Term Performance-Based Cash Compensation	Vested Long-Term Performance-Based Equity Awards (number of shares)
Gary D. Newsome	61,005	$ 416,667	61,005
Kelly E. Curry	20,589	140,625	20,589
Robert E. Farnham	8,541	58,333	8,541
Kerrin E. Gillespie	7,626	52,083	7,626
Steven E. Clifton (1)	-	-	-

(1)	Mr. Clifton did not participate in the 2012 Program because he was not employed by us at the time the awards were granted.

Other 2012 Compensation Decisions

EMPLOYMENT OF STEVEN E. CLIFTON

Mr. Clifton began his employment with us on August 20, 2012. His employment is pursuant to the terms of an offer letter under which he is entitled to receive an annual base salary of $450,000. Mr. Clifton also received a sign-on bonus of $20,000 and a grant of 60,000 shares of deferred stock. In order to compensate him for the value associated with the outstanding equity awards issued by his prior employer that were forfeited upon commencing employment with us, and to incent him to remain employed with us during his initial transition period, he is entitled to a $235,000 cash bonus if he remains continuously employed with us through August, 20, 2013, the one-year anniversary of his hire date. His target under our 2012 annual cash incentive compensation program was 100% of the base salary that was paid to him in 2012, depending on our Adjusted EBITDA performance. In addition, beginning with the year ending December 31, 2013, Mr. Clifton’s target opportunity under the long-term cash and equity incentive compensation program is 125% of his base salary. Effective February 19, 2013, Mr. Clifton also participates in the Supplemental Plan. In addition, Mr. Clifton is entitled to $47,020 to compensate him for the anticipated cost of temporary living expenses and other relocation expenses incurred during 2012, as well as cash payments of an additional $20,000 to compensate him for such anticipated expenses from January 1, 2013 through March 31, 2013 (both amounts are subject to recoupment in the event of his termination within the first year of employment). Like our other named executive officers, Mr. Clifton is entitled to a yearly reimbursement for country club dues of up to $3,000 and a $1,000 monthly automobile allowance.

PROGRAM GOVERNANCE

Participants in the Compensation-Setting Process

The following table identifies the various individuals and groups who participated in the compensation-setting process for 2012, as well as their responsibilities in connection with such participation.

Participant		Responsibilities
Compensation Committee	—	Consistent with best practices, approved the selection of our peer group companies (the compensation committee does this on an annual basis)
	—	Generally on a biennial basis and most recently in 2012, reviewed the data provided by its independent compensation consultant regarding the selection of our peer group companies
	—	Reviewed the performance of our chief executive officer and our other named executive officers
	—	Conducted semi-annual meetings with our non-executive chairman to review the performance of our chief executive officer and reported the results to our board of directors
	—	Set compensation levels and approved compensation payments to our chief executive officer
	—	Recommended the compensation levels for our other named executive officers to the board of directors
	—	Certified our 2012 Adjusted EBITDA performance and awarded annual and long-term incentive compensation to our named executive officers based on such performance
	—	Recommended to the board of directors all decisions regarding cash and equity compensation for our independent directors
	—	Hired or engaged compensation consultants and other advisors to help meet the committee’s objectives and fulfill its responsibilities
—

Conducted a review of the independence of any compensation consultant that had a role in determining or recommending the amount or form of executive and director compensation, as described below under the heading “Independent Compensation Consultant”

Independent Compensation Consultant (Towers Watson)	—	As the compensation committee’s independent compensation consultant, Towers Watson was retained directly by, and reports directly to, the committee
	—	Educated and informed committee members with regard to compensation matters
	—	Provided research, access to compensation data, trends and analysis and advice regarding compensation program modifications and decisions
	—	Advised the compensation committee with respect to various compensation alternatives
	—	Assisted in the peer group development process
	—	Retained by management to perform a limited review of short-term incentive programs at a subset of our peer group companies, but the fees for this review did not exceed $120,000
Chief Executive Officer	—	Made recommendations to the compensation committee regarding the performance and compensation levels of our other named executive officers
Non-Executive Chairman	—

Participated in meetings with the compensation committee, including semi-annual meetings with the compensation committee or the chair of the compensation committee to review the performance of our chief executive officer

Independent Compensation Consultant

The compensation committee retained Towers Watson to continue as its independent compensation consultant during 2012. With the exception of the limited review of short-term incentive programs described above, Towers Watson performs the services listed above solely on behalf of, and reports directly to, the compensation committee, and has no relationship with the company or management except as it may relate to performing such services.

In early 2013, the compensation committee assessed the independence of Towers Watson in light of the new SEC rules regarding compensation advisor independence. Towers Watson provided the compensation committee with a letter addressing all of the factors related to its independence. The compensation committee reviewed and discussed the information provided by Towers Watson, and concluded that the services provided by Towers Watson do not raise any conflicts of interest.

Risk Assessment

Our executive compensation programs, policies and practices are also designed to discourage inappropriate risk taking. While you should refer to the discussion of our general risk assessment of compensation policies and practices under the heading entitled “Compensation Program Risk Assessment,” the risk mitigating factors with respect to our named executive officers include the following:

—	Starting in 2013, the annual and long-term incentive compensation programs include performance metrics for express quality measures in addition to Adjusted EBITDA;

—

Both our annual and long-term incentive compensation programs have a capped, maximum payout (150% of target for the annual incentive compensation program and 100% of target for the long-term incentive compensation program);

—

The appropriate mix of a competitive base salary, annual cash incentive compensation tied to the achievement of challenging goals, and long-term cash and equity incentive compensation also tied to those goals, with four-year vesting periods, aligns compensation with the interests of our stockholders, while at the same time appropriately motivating our executives to successfully implement our business plans;

—

Stock ownership objectives based on multiples of base salary and annual cash incentive compensation, resulting in more rigorous stock ownership objectives than those maintained by many of our peers; and

—	Recoupment, or “clawback,” of any improper payments or gains under our annual and long-term incentive compensation programs.

Stock Ownership Objectives

The compensation committee believes that our named executive officers should hold a meaningful amount of our common stock in order to further align their interests and actions with the interests of our stockholders. Our stock ownership objectives are summarized below.

Position	Stock Ownership Objectives
Chief executive officer	Common stock with an aggregate value equal to at least five times combined annual base salary and annual cash incentive compensation

Other named executive officers	Common stock with an aggregate value equal to at least four times combined annual base salary and annual cash incentive compensation

Holdings of each of the following are included in determining compliance with our stock ownership objectives:

—	shares owned outright by the named executive officer, or his spouse or minor children;

—	shares owned indirectly through a retirement plan in which the named executive officer participates;

—	shares of unvested deferred or restricted stock that are subject to service-based vesting (but not shares of unvested deferred or restricted stock that are subject to performance-based vesting); and

—	shares beneficially owned in a trust by the named executive officer, or his spouse or minor children.

If circumstances warrant, the compensation committee has the discretion to modify the objectives for one or more of our named executive officers. On February 19, 2013, the compensation committee reaffirmed our stock ownership objectives and reviewed the compliance of our named executive officers. As part of that review, the compensation committee determined that all of our named executive officers were in compliance with the stock ownership objectives. New named executive officers, including for 2012, Mr. Gillespie and Mr. Clifton, have five years from the date that they become named executive officers to meet the applicable stock ownership objective.

Change in Control

The EICP includes a “single trigger” for accelerated vesting of outstanding equity awards upon a change in control. We believe that accelerating the vesting of outstanding equity awards in the event of a change in control is common both in our industry and in similarly situated companies outside our industry. We believe that accelerating the vesting of outstanding equity awards in the event of a change in control aligns the interests of our named executive officers with the interests of our stockholders by motivating each named executive officer to work toward the completion of a transaction and incentivizing them to remain with us prior to the occurrence of such an event. Additionally, an acquiring company may not desire to, or be able to, replace such outstanding awards with comparable awards, and we do not believe that our named executive officers should lose the benefit of their outstanding awards in such a situation. The Supplemental Plan also provides for accelerated vesting upon a change in control, and, for accelerated payment for those participants who are retirement eligible. Because the benefit under the Supplemental Plan is subject to the claims of our creditors, we believe that accelerated vesting (and payment for those participants who are retirement eligible) provides certainty with respect to benefits that represent a primary source of retirement income and ensures that executives receive the compensation to which they are entitled.

Recoupment Policy for Incentive Compensation

We maintain a recoupment policy covering all incentive compensation arrangements with our employees, including our named executive officers. The recoupment policy provides that, in appropriate circumstances, the board of directors will require reimbursement of any annual or long-term incentive payment to an employee where: (1) the payment was based in whole or in part on achieving certain financial results that were subsequently the subject of a restatement of our consolidated financial statements; and (2) no payment or a lower payment would have been made to the employee based on the restated financial results. Since the adoption of our recoupment policy, all performance-based incentive compensation awarded to our named executive officers, including both annual and long-term incentive compensation, has been subject to such policy. If necessary, the compensation committee expects to further amend the recoupment policy upon issuance of regulations implementing the incentive compensation recovery requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Hedging Policy

Pursuant to our insider trading policy, our directors, executive officers and certain designated employees are prohibited from speculating in our securities or engaging in transactions designed to hedge their ownership interests.

The Impact of Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a public company for compensation in excess of $1.0 million for its chief executive officer and the three most highly compensated named executive officers as of the end of any fiscal year, excluding the chief financial officer. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain conditions are met.

While the tax impact of any compensation arrangement is one factor that is considered by the compensation committee when evaluating and setting compensation, such tax impact is also evaluated by the compensation committee in light of our overall compensation philosophy and objectives. The EICP is structured so that annual and long-term incentive awards granted thereunder may qualify for the exemption from Section 162(m) for qualifying performance-based compensation. The compensation committee believes that circumstances exist where providing compensation that is not fully deductible for tax purposes may be necessary to achieve its compensation philosophy and objectives and may be in the best interests of our company and our stockholders. Accordingly, the compensation committee has granted, and may continue to grant, awards such as time-based deferred stock and restricted stock and enter into arrangements under which the related compensation is not fully deductible under Section 162(m) if and when the compensation committee determines such arrangements are in the best interests of our stockholders. We do not represent that the compensation of our named executive officers will be fully deductible for federal income tax purposes.

Accounting for Stock-Based Compensation

We account for stock-based compensation in accordance with the requirements of GAAP, as discussed at Note 8 (Stock-Based Compensation) to the Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2012.

COMPENSATION COMMITTEE REPORT1

The compensation committee, which is comprised entirely of independent directors, has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement in accordance with Item 402(b) of Regulation S-K, as promulgated by the SEC. Based on such review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and our annual report on Form 10-K for the year ended December 31, 2012.

Compensation Committee:
Robert A. Knox, Chairman
Kent P. Dauten
William C. Steere, Jr.

COMPENSATION PROGRAM RISK ASSESSMENT

As part of the board’s oversight of the material risks that face our company (as described under the heading entitled “The Role of the Board of Directors in Risk Oversight”), the compensation committee is charged with the management of compensation-related risks. These risks include those associated with balancing short-term and long-term awards, as well as risks related to attracting and retaining experienced and proven leadership talent. The compensation committee considers the evaluation of compensation-related risks to be inherent in its responsibilities and evaluates the risks that we could face as a company as part of its design, implementation and ongoing monitoring of our compensation programs.

When setting the performance goals for our named executive officers’ incentive compensation programs, the compensation committee meets with management to review current budgets and financial projections along with any current initiatives that could impact our anticipated results for the upcoming fiscal year. Starting in 2013, the compensation committee also reviews and establishes additional targets for certain quality metrics. The compensation committee believes that achievement against both financial and quality targets are the appropriate measures on which to base our incentive compensation programs for our named executive officers. When setting the performance goals for our employees other than our named executive officers, financial targets and additional quality metrics and other goals that are more readily within such employee’s control are also considered. When calculating whether the financial target used for incentive compensation purposes has been met, the compensation committee has the discretion to include or exclude non-recurring or other unique items, as well as other items that are beyond the control of our named executive officers.

The compensation committee believes that any risks arising from our compensation policies and programs for our named executive officers and our other employees are not reasonably likely to have a material adverse effect on us. The compensation committee assesses the risks of our compensation policies and programs at least annually.

[1]

The material in this report is not “soliciting material,” is not deemed to be filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

2012 SUMMARY COMPENSATION TABLE

The table below presents information regarding the compensation of our president and chief executive officer (our principal executive officer), our executive vice president and chief financial officer (our principal financial officer) and certain other highly compensated executive officers for services rendered to us in all capacities during each of the years ended December 31, 2012, 2011 and 2010.

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total

Gary D. Newsome	2012	$1,000,000	$ -	$3,333,333	$ 2,891,667	$ 943,445	$ 130,902	$ 8,299,347
President and Chief	2011	941,667	-	3,000,000	2,396,250	589,004	179,029	7,105,950
Executive Officer	2010	900,000	-	3,000,000	1,897,500	421,345	165,499	6,384,344
(principal executive officer)

Kelly E. Curry	2012	675,000	-	1,125,000	1,291,500	345,192	34,503	3,471,195
Executive Vice President and	2011	675,000	-	1,125,000	1,326,656	226,727	51,752	3,405,135
Chief Financial Officer	2010	675,000	-	1,125,000	1,075,219	164,846	39,897	3,079,962
(principal financial officer)

Robert E. Farnham	2012	400,000	-	466,666	665,333	281,281	35,509	1,848,789
Senior Vice President -	2011	400,000	-	466,666	679,917	181,370	49,585	1,777,538
Finance	2010	400,000	-	466,666	568,417	76,232	30,041	1,541,356

Kerrin E. Gillespie	2012	500,000	-	416,667	592,083	-	70,899	1,579,649
Executive Vice President of
Operations Finance

Steven E. Clifton	2012	167,308	20,000	422,400	182,250	-	57,847	849,805
Senior Vice President and
General Counsel

(1)	The amounts presented include cash compensation earned and paid and cash compensation deferred at the election of the named executive officer under the Retirement Savings Plan.

(2)	The amounts presented in this column represent the estimated grant date fair values of restricted stock and deferred stock awards determined in accordance with GAAP. The grant date fair value of the performance-based stock awards reflected in this column is the target payout based on the probable outcome of the performance condition, determined as of the grant date. Under our 2012 Program, there is no additional compensation delivered for performance in excess of the target. Therefore, the target payout is the same as the maximum payout. Such amounts do not reflect the actual value that may be realized by the recipients. A discussion of the assumptions and methodologies used to estimate the grant date fair value of our stock-based awards is set forth at Note 8 (Stock-Based Compensation) to the Consolidated Financial Statements in our annual reports on Form 10-K for each of the years ended December 31, 2012, 2011 and 2010. Restricted stock and deferred stock awards were made under the EICP.

(3)	For a discussion of our 2012 annual and long-term incentive cash programs, refer to the descriptions under the subheadings “Annual Cash Incentive Compensation” and “Long-term Cash and Equity Incentive Compensation,” respectively. In addition to the amounts earned under the 2012 annual cash incentive compensation program and the 2012 Program, the amounts in this column for the year ended December 31, 2012 also include awards that vested based on service under our 2011, 2010 and 2009 long-term incentive cash programs, which we refer to as the 2011 Program, the 2010 Program and the 2009 Program, respectively.

(4)	The amounts presented in this column reflect the changes in actuarial present values of future benefits under the Supplemental Plan. For 2012, 2011 and 2010, the discount rates were 3.24%, 4.32% and 5.02%, respectively. The downward trend in discount rates effectively increased the present value of the future benefits for certain of our named executive officers in each of the past three years. See the heading entitled “Pension Benefits at December 31, 2012” for more information regarding the Supplemental Plan and certain key actuarial assumptions.

(5)

The amounts presented in this column reflect payments by us to or on behalf of each named executive officer as an automobile allowance (or a leased vehicle on behalf of the named executive officer), the amount attributable to each named executive officer’s personal use of our aircraft, health and life insurance payments on behalf of each named executive officer and his beneficiaries, company 401(k) matching contributions, club membership allowances and personal tax services paid by us. The personal use of our aircraft included in the table below is based on the aggregate incremental per mile cost to us, determined using the flight mileage flown from origination to destination. The types and costs of the perquisites and other personal benefits provided to our named executive officers during the year ended December 31, 2012 are summarized in the table below.

	Gary D. Newsome	Kelly E. Curry	Robert E. Farnham	Kerrin E. Gillespie	Steven E. Clifton

Automobile	$ 12,000	$ 12,000	$ 12,000	$ 10,800	$ 9,000
Personal Use of Aircraft	98,920	2,770	1,120	48,169	-
Health Insurance	9,580	7,091	10,987	4,498	-
Life Insurance	4,902	4,902	4,902	1,932	702
401(k) Matching Contributions	2,500	2,500	2,500	2,500	-
Club Membership Allowances	3,000	3,000	3,000	3,000	1,125
Tax Services	-	2,240	1,000	-	-

In addition to the items in the above table, during 2012 Mr. Clifton received $47,020 to compensate him for the anticipated cost of temporary living expenses and other relocation expenses incurred during 2012.

2012 GRANTS OF PLAN-BASED AWARDS

The table below presents information regarding grants of annual and long-term incentive cash awards, restricted stock awards and deferred stock awards to our named executive officers during the year ended December 31, 2012. There can be no assurances that the grant date fair values of the awards described below will ever be realized by the named executive officers.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	Grant Date Fair Value of Stock and Option

Name	Award Type	Grant Date	Threshold ($)	Target ($) (1)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Stock or Units	Awards ($) (2)

Gary D. Newsome	Annual Cash Incentive	2/21/12	$ 625,000	$ 1,250,000	$ 1,875,000
	Long-Term Cash Incentive	2/21/12	833,333	1,666,667	1,666,667
	Restricted Stock – Service-Only	2/21/12							244,021	$ 1,666,667
	Restricted Stock – Performance	2/21/12				122,011	244,021	244,021		1,666,667

Kelly E. Curry	Annual Cash Incentive	2/21/12	337,500	675,000	1,012,500
	Long-Term Cash Incentive	2/21/12	281,250	562,500	562,500
	Restricted Stock – Service-Only	2/21/12							82,357	562,500
	Restricted Stock – Performance	2/21/12				41,179	82,357	82,357		562,500

Robert E. Farnham	Annual Cash Incentive	2/21/12	200,000	400,000	600,000
	Long-Term Cash Incentive	2/21/12	116,667	233,333	233,333
	Restricted Stock – Service-Only	2/21/12							34,163	233,333
	Restricted Stock – Performance	2/21/12				17,082	34,163	34,163		233,333

Kerrin E. Gillespie	Annual Cash Incentive	2/21/12	250,000	500,000	750,000
	Long-Term Cash Incentive	2/21/12	104,167	208,333	208,333
	Restricted Stock – Service-Only	2/21/12							30,503	208,333
	Restricted Stock – Performance	2/21/12				15,252	30,503	30,503		208,333

Steven E. Clifton	Annual Cash Incentive	8/20/12	84,375	168,750	253,125
	Deferred Stock – Service-Only	8/20/12							60,000	422,400

(1)	The amounts shown in this column reflect the incentive cash compensation amounts that would have been earned during 2012 had the company achieved 100% of its profit plan. The actual annual cash incentive compensation earned was higher for all of our named executive officers because the company achieved approximately 104% of its 2012 profit plan. Such amounts are included in the “Non-Equity Incentive Plan Compensation” column of the 2012 Summary Compensation Table. The amounts of long-term incentive cash compensation earned in 2012 and paid subsequent to December 31, 2012 under the 2011 Program, the 2010 Program and the 2009 Program are also included in the “Non-Equity Incentive Plan Compensation” column of the 2012 Summary Compensation Table. For more information regarding annual cash incentive compensation and long-term incentive cash compensation under the EICP, see the subheading entitled “Annual and Long-Term Incentive Compensation.”

(2)	The dollar values of the restricted stock awards and deferred stock awards disclosed in this column represent the estimated grant date fair values of such awards determined in accordance with GAAP. A discussion of the assumptions and methodologies used to estimate the grant date fair values of our stock-based awards is set forth at Note 8 (Stock-Based Compensation) to the Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2012.

Other Material Information

We do not maintain employment agreements with any of our named executive officers. As discussed in greater detail in the CD&A, annual cash incentive compensation awards were granted under the EICP, with the earned amount determined based on the achievement of an annual financial target. Annual cash incentive compensation awards are fully vested when earned.

The material terms of our named executive officers’ annual compensation, including annual base salary, annual cash incentive compensation, long-term incentive cash and equity incentive compensation, perquisites and other personal benefits and retirement benefits are described more fully in the CD&A. We encourage you to read the above tables and the related footnotes in conjunction with such information.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012

The table below presents information regarding the number of unexercised stock options, the number of shares and value of unvested deferred stock awards and the number and value of unvested restricted stock awards at December 31, 2012.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Gary D. Newsome	500,000	-	$ 4.75	9/12/2018
					187,500 (1) 204,083 (2) 232,680 (3) 244,021 (4)	$ 1,747,500 1,902,053 2,168,578 2,274,276	244,021 (5)	$ 2,274,276

Kelly E. Curry					70,314 (1) 76,532 (2) 87,256 (3) 82,357 (4)	655,326 713,278 813,226 767,567	82,357 (5)	767,567

Robert E. Farnham	60,395 100,659	- -	$ 9.22 11.31	5/20/2013 5/18/2014
					29,168 (1) 31,748 (2) 36,196 (3) 34,163 (4)	271,846 295,891 337,347 318,399	34,163 (5)	318,399

Kerrin E. Gillespie					30,503 (4)	284,288
							30,503 (5)	284,288

Steven E. Clifton					60,000 (6)	559,200

(1)	This restricted stock award vested on March 1, 2013.

(2)	One-half of this restricted stock award vested on March 1, 2013. Assuming continuous service as an employee with us, the remainder of this stock award will vest on March 1, 2014.

(3)	One-third of this restricted stock award vested on March 1, 2013. Assuming continuous service as an employee with us, the remainder of this stock award will vest in equal installments on each of March 1, 2014 and 2015.

(4)	One-fourth of this restricted stock award vested on March 1, 2013. Assuming continuous service as an employee with us, the remainder of this stock award will vest in equal installments on each of March 1, 2014, 2015 and 2016.

(5)	This restricted stock award under the 2012 Program is subject to a performance condition (achievement of an Adjusted EBITDA target), as well as a four-year service requirement. On February 19, 2013, the compensation committee concluded that the named executive officers participating under the 2012 Program had earned 100% of this performance-based equity award. Accordingly, all such shares disclosed in the above table have been earned by such named executive officers. One-fourth of this stock award vested on March 1, 2013 and, assuming continuous service as an employee with us, the remaining stock award will vest in equal installments on each of March 1, 2014, 2015 and 2016.

(6)	Assuming continuous service as an employee with us, this deferred stock award will vest in equal installments on each of August 20, 2013, 2014, 2015 and 2016.

OPTION EXERCISES AND STOCK VESTED IN 2012

None of our named executive officers exercised any stock options in 2012. The table below presents information regarding the number and value of stock awards that vested during 2012 for each of our named executive officers.

Name	Number of Shares Acquired on Vesting (1)(2)	Value Realized on Vesting (3)
Gary D. Newsome	367,098	$ 2,624,751
Kelly E. Curry	238,570	1,722,858
Robert E. Farnham	103,210	737,474
Kerrin E. Gillespie	-	-
Steven E. Clifton	-	-

(1)	We do not impose equity holding periods on shares acquired through the exercise of stock options or restricted stock following the lapse of the restrictions on such shares.

(2)	Amounts in this column exclude the following long-term incentive equity awards that vested in March 2013: Mr. Newsome – 489,111, Mr. Curry – 178,842, Mr. Farnham – 74,187, and Mr. Gillespie – 15,251.

(3)	The value realized on the vesting of stock awards is based on the closing price of our common stock on the vesting date multiplied by the number of shares that vested on such date.

PENSION BENEFITS AT DECEMBER 31, 2012

The table below presents information as of December 31, 2012 regarding retirement benefits and payments made to certain of our named executive officers who participated in the Supplemental Plan on such date.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year
Gary D. Newsome	Supplemental Plan	4	$ 4,703,473	$-
Kelly E. Curry	Supplemental Plan	18	1,960,393	-
Robert E. Farnham	Supplemental Plan	27	1,525,943	-

The Supplemental Plan is a deferred compensation plan for key executives and is not intended to be tax-qualified. The Supplemental Plan was established to provide a retirement benefit to key executives who provide a minimum number of years of service to our company. Historically, the retirement benefit each participant is eligible to receive under the Supplemental Plan is determined by the compensation committee in consultation with the board and is based on the responsibilities of the participant. The level of benefits payable under the Supplemental Plan may be changed periodically by the compensation committee to reflect a change in an executive’s title, responsibilities and accomplishments. The annual payment to each of our the above named executive officers, upon each named executive officer reaching age 62 and assuming he qualifies for payments under the Supplemental Plan at such time, is estimated to be as follows: Mr. Newsome - $400,000; Mr. Curry- $150,000; and Mr. Farnham - $121,000. Furthermore, Mr. Newsome is entitled to a reduced annual payment of $250,000 if he retires between age 55 and 62. These amounts are specified in the Supplemental Plan and are not directly tied to compensation or years of service. Mr. Gillespie and Mr. Clifton were not eligible to participate in the Supplemental Plan as of December 31, 2012, but were added as participants under the Supplemental Plan by the compensation committee on February 19, 2013. The annual payment to each of Mr. Gillespie and Mr. Clifton, upon reaching age 62 and assuming they each qualify for payments under the Supplemental Plan at such time, is estimated to be $121,000.

Under the Supplemental Plan, except as set forth below, a participant qualifies for benefits upon the later of (1) the date the participant reaches age 62; or (2) five years after commencing participation in the plan. Additionally, a participant must not compete with us while receiving benefits under the Supplemental Plan. Assuming he satisfies the other Supplemental Plan requirements other than the minimum five-year service requirement which was waived by the board, Mr. Newsome can avail himself of a reduced early retirement benefit if he retires between age 55 and 62 as described above. Mr. Newsome attained age 55 in December 2012 and is therefore eligible for a reduced early retirement benefit under the Supplemental Plan upon retirement. The annual payment to Mr. Newsome upon his early retirement, assuming he qualifies for payments under the Supplemental Plan at such time, is estimated to be $250,000. The retirement benefit that each of the above participants receives will be paid monthly for the longer of ten years or the remainder of the participant’s life. In the event that a participant dies after qualifying for retirement benefits under the Supplemental Plan but before the end of the ten-year period, the remaining benefits payable will be paid to the participant’s designated beneficiary or legal representative. With respect to participants who have met the above qualifications, a “rabbi trust” can also be established to hold our contributions.

Generally, no benefit is paid under the Supplemental Plan if employment is terminated before a participant reaches age 62 (or age 55 in the case of Mr. Newsome), regardless of the reason. However, benefits are payable following a change of ownership of the company as described below under “Potential Payments Upon Termination or Change in Control.” Also, our board of directors, in its sole discretion, may waive the continuous employment requirement, with the result that a participant would not forfeit his or her benefit under the Supplemental Plan upon a termination of employment prior to reaching age 62 (or age 55 in the case of Mr. Newsome). In the event that our board took such action, payments would commence upon the participant’s termination of employment, subject to the applicable six-month delay in payment under Section 409A of the Code.

No retirement benefit payments will be made to a named executive officer or his beneficiary under the Supplemental Plan if the named executive officer engages in “competitive activities” without the prior written consent of our board of directors. Competitive activities under the Supplemental Plan include (1) directly or indirectly engaging in a business similar to the business of the company and/or (2) owning, managing, operating, controlling, being employed by or having a financial interest in, or being connected in any manner with, the ownership, management, operation or conduct of any such similar business. Mere ownership (directly, indirectly or beneficially) of the stock of a publicly traded corporation representing less than five percent of such corporation’s outstanding stock is not considered a competitive activity under the Supplemental Plan.

We used actuarially-based techniques and methodologies to develop a model designed to estimate the present values of the accumulated benefits presented in the above table. The model we developed used discount rates of 3.24% and 4.32% at December 31, 2012 and 2011, respectively, and the Male RP 2000 Mortality Table (combined healthy rates).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

GENERAL

We do not maintain employment agreements with any of our named executive officers and do not have a formal severance policy that provides for payments or benefits to a named executive officer in the event of a termination of employment, other than with respect to a change of ownership, as described below. The compensation committee has the discretion to determine the amount, if any, of severance payments and benefits that will be offered to a named executive officer in the event of a termination of employment.

The plans discussed below provide for payments to each of our named executive officers in the event of a change of ownership or a change in control of the company. In addition, the awards to our named executive officers under our long-term cash and equity incentive compensation programs provide for accelerated vesting and/or payment in the event of death or disability. No amounts would be payable to our named executive officers in the event of a voluntary termination of employment or any involuntary termination of employment other than due to death, disability or retirement. As of December 31, 2012, other than Mr. Newsome who is eligible for a reduced early retirement benefit under the Supplemental Plan upon retirement because he attained age 55 in December 2012, none of our named executive officers would have been retirement eligible under the terms of our compensation arrangements.

SUPPLEMENTAL PLAN

Our named executive officers are eligible to receive payments under the Supplemental Plan, if certain criteria are met upon eligible retirement, as described under the subheading entitled “Pension Benefits at December 31, 2012,” or following a change in ownership of the company. As discussed in greater detail above under the subheading “Pension Benefits at December 31, 2012,” no payments will be made to a named executive officer or his beneficiary under the Supplemental Plan if the named executive officer engages in competitive activities without the prior written consent of our board of directors.

A change of ownership of the company is generally defined under the Supplemental Plan as (1) the acquisition, whether directly, indirectly, beneficially or of record, by any person or entity (including any group of associated persons acting in concert), of our common stock that results, after such acquisition, in such person or entity owning 25% or more of our common stock, or (2) a change in the ownership of more than 33% of the fair market value of our assets, excluding the value of any liabilities underlying such assets. A change in ownership is generally not deemed to occur if such acquisition is by us or any employee benefit plan of ours within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended.

Upon a change of ownership, a “rabbi trust” must be established for each participant who has not yet reached his or her normal retirement date (i.e., the later of attaining age 62 (or age 55 in the case of Mr. Newsome) or the fifth anniversary of the date upon which the participant commenced participation in the Supplemental Plan). Such rabbi trust is required to be funded with the actuarial equivalent of a participant’s retirement benefit under the Supplemental Plan, which benefit is required to be paid to the participant from the trust in a lump sum as soon as practicable after the termination of the participant’s employment for any reason. If a change of ownership occurs after a participant has reached his or her normal retirement date, the actuarial equivalent of the remaining benefits must be paid directly to the participant in a lump sum. Additional rules apply if the change of ownership constitutes a “change in ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” as defined under Section 409A of the Code. Any benefits payable to our named executive officers upon their termination of employment will be paid after a six-month holding period.

In the event of a change in ownership, we must also compensate each participant in the Supplemental Plan, on an after-tax basis, for: (1) Medicare and FICA taxes; (2) the increase in the effective rate of federal and state income taxes resulting from such lump sum payment; and (3) any excise taxes resulting from the lump sum actuarial payment, such amounts being referred to below as the “tax gross up.” For participants in the Supplemental Plan who have reached their normal retirement date, we are required to make such tax gross up payments directly to the participant. For participants who have not yet reached their normal retirement date, we are required to make an additional deposit to the rabbi trust described above in an amount equal to the tax gross up, based on the tax rates in effect for the participant on the date of such deposit. At the time a participant in the Supplemental Plan receives a distribution from the rabbi trust, if the amount held in the trust for such participant is insufficient to make the actual tax payments designed to be covered by the tax gross up deposit, we are required to make a payment for the difference. Similarly, any funds held in the rabbi trust in excess of the amounts necessary to make the required tax gross up payments to a participant will be returned to us.

EICP

If a change of control occurs, awards made under the EICP will be impacted as follows:

—

All restrictions, deferral of settlement and forfeiture conditions applicable to any cash, restricted stock and deferred stock awards shall lapse and such awards shall be deemed fully vested as of the time of the change of control;

—

All performance goals and conditions will be deemed to be met if and to the extent provided by the compensation committee in the award agreement relating to such award. Awards made under both the cash and equity components of our long-term incentive programs will be deemed to be met at the 100% level;

—

All stock options that were not previously vested shall become fully vested as of the time of the change of control and shall remain exercisable for the balance of their stated terms without regard to any termination of employment; and

—

Stock option holders shall be entitled to elect, during the 60-day period immediately following a change of control, in lieu of acquiring the shares of stock underlying such options, to receive in cash the excess of the change in control price (such price being the higher of (1) the amount of cash and fair market value of property that is the highest price per share paid in any transaction triggering the change of control, or (2) the highest fair market value (i.e., closing price per share on the company’s principal stock exchange or market) at any time during the 60-day period preceding and following the change of control) over the exercise price of the option, multiplied by the number of shares of common stock subject to the option.

A change of control is deemed to occur under the EICP upon:

—	The acquisition by any person or entity of beneficial ownership of 25% or more of our outstanding common stock;

—

The consummation of a reorganization, merger, consolidation, complete liquidation or dissolution of the company or sale of all or substantially all of the company’s assets, other than a transaction with a person who is a recipient of an award under the plan or an entity controlled by such person; or

—

In general, a change in the composition of our board of directors such that the individuals who made up the board of directors prior to the change of control transaction cease for any reason to be a majority of the board of directors.

A change of control will not be deemed to occur under the EICP upon (1) consummation of a transaction with any entity that immediately prior to the transaction was a subsidiary of ours or an employee benefit plan of ours, if immediately following the transaction the surviving entity is controlled by such employee benefit plan and/or the persons who controlled the company immediately prior to such transaction, as the case may be, and (2) consummation of any transaction pursuant to which more than 50% of our shares of common stock remain owned by substantially the same persons and in substantially the same proportions as existed prior to the transaction.

The table below outlines the potential payments and benefits payable to each named executive officer in the event of retirement, a change of ownership under the Supplemental Plan, a change of control under the EICP and death or disability, in each case as if such events had occurred on December 31, 2012. Unless otherwise specified, all potential payments in the table below are assumed to have been made by the company in a lump-sum. For purposes of the table below, a change of ownership and a change of control are collectively referred to as a “change of control.”

	EICP			Supplemental Plan
Name	Deferred Stock (1)	Restricted Stock (1)	Long-Term Incentive Cash (2)	Actuarial Retirement Benefits (3)	Excise Tax and Tax Gross Up Payments (4)	Total
Gary D. Newsome
Retirement (5)	$-	$-	$-	$5,551,657	$ -	$5,551,657
Change of Control	-	10,366,683	3,916,667	6,213,060	2,160,815	22,657,225
Death (6)	-	9,229,545	3,500,000	2,328,071	-	15,057,616
Disability (6)	-	9,229,545	3,500,000	5,551,657	-	18,281,202
Kelly E. Curry
Change of Control	-	3,716,964	1,406,250	2,469,779	56,352	7,649,345
Death or Disability (6)	-	3,333,182	1,265,625	-	-	4,598,807
Robert E. Farnham
Change of Control	-	1,541,882	583,332	1,953,038	44,562	4,122,814
Death or Disability (6)	-	1,382,683	524,999	-	-	1,907,682
Kerrin E. Gillespie
Change of Control	-	568,576	208,333	-	-	776,909
Death or Disability (6)	-	426,432	156,250	-	-	582,682
Steven E. Clifton
Change of Control	559,200	-	-	-	-	559,200
Death or Disability (6)	419,400	-	-	-	-	419,400

(1)	The amounts attributable to the vesting of stock awards in the event of a change of control have been calculated by multiplying the closing price of our common stock on December 31, 2012, which was $9.32, by the number of unvested shares subject to the award.

(2)	The cash component of our long-term incentive compensation programs becomes fully vested upon the occurrence of a change of control. This column presents the amount of unvested cash incentive compensation that would vest upon the occurrence of a change of control.

(3)	The actuarial retirement benefit was calculated using a discount rate of 1.62%, which represented the annual interest rate on ten-year U.S. Treasury securities on December 1, 2012, as required by the Supplemental Plan upon a change of ownership. The other actuarial assumptions used to derive the pension benefits described under the heading entitled “Pension Benefits at December 31, 2012” remained the same.

(4)	For purposes of the schedule, we assumed that each of our named executive officers is already in the highest federal income tax bracket (i.e., 35%) and has already paid the maximum annual FICA tax required for the year ended December 31, 2012. We further assumed that no state income taxes would result from the change of control payments attributable to the Supplemental Plan, primarily because state income taxes are generally not assessed on individuals domiciled in Florida.

(5)	Upon termination of employment for any reason after attaining age 55, Mr. Newsome is entitled to an annual benefit of $250,000 under the Supplemental Plan. Mr. Newsome attained age 55 in December 2012.

(6)	In the event of death or disability, the amounts payable and the vesting of stock awards will be governed by the underlying compensation programs or individual award agreements, which generally provide for accelerated vesting or continued vesting over a 36-month period following the occurrence of either event. Moreover, no retirement benefits are provided under the Supplemental Plan in the event of death or disability prior to attaining normal or early retirement age. Because Mr. Newsome attained early retirement age in December 2012, he is entitled to an annual benefit of $250,000 under the Supplemental Plan in the event that he terminated employment for any reason on December 31, 2012 (including due to disability). Mr. Newsome’s beneficiary would have been entitled to an annual benefit of $250,000 for a ten-year period under the Supplemental Plan if Mr. Newsome died on December 31, 2012.

DIRECTOR COMPENSATION

Attracting and retaining highly qualified directors is fundamental to our company’s success. The compensation paid to our independent directors for service on the board of directors and board committees is determined by the compensation committee. Generally, the compensation committee sets director compensation at a level that is intended to provide an incentive for current directors to continue in their roles and for new directors to join our board of directors. Our director compensation program consists of both cash and equity components. We also reimburse our directors for reasonable expenses incurred in connection with their attendance at board and committee meetings and educational seminars.

Only our independent directors receive the compensation described below under “Cash Compensation” and “Stock Compensation.” Mr. Newsome, our president and chief executive officer, is not considered to be independent under applicable New York Stock Exchange and SEC rules. Therefore, Mr. Newsome did not receive the compensation described in this section. All compensation paid to Mr. Newsome is presented in the 2012 Summary Compensation Table above.

Mr. Schoen, our non-executive chairman of the board, is presently receiving $1.0 million per year under the Supplemental Plan, which he is entitled to receive during his lifetime due to his prior service as our chief executive officer. Mr. Schoen’s benefit under the Supplemental Plan is not related to or otherwise increased or enhanced based on his service as a member of our board of directors or as our non-executive chairman of the board. In the event Mr. Schoen’s spouse survives him, the Supplemental Plan provides that she will continue to receive the same annual retirement payment for her life, but in no event for more than ten years after his death. For more information regarding the Supplemental Plan, see the heading entitled “Pension Benefits at December 31, 2012.”

CASH COMPENSATION

Each of our independent directors was paid a quarterly cash retainer of $15,000 during 2012 for his or her service as a director. The chairman of each of the audit committee, compensation committee, and corporate governance and nominating committee received an additional $5,000 per year. During 2012, each independent director also received $5,000 for each board meeting attended and each committee member received the following fees: $3,000 for each audit committee meeting attended; $2,000 for each corporate governance and nominating committee meeting attended; and $2,000 for each compensation committee meeting attended.

In addition to the independent director fees described above, Mr. Knox received $25,000 of supplemental compensation for his service as our lead director in 2012.

Mr. Schoen’s duties and responsibilities include, among other things, scheduling meetings of the board of directors, preparing agendas, reviewing our business plans, budgets, business strategies, financial statements and other financial information, and participating in meetings with the compensation committee or the chair of the compensation committee to review the performance of our chief executive officer. Mr. Schoen also periodically reviews our commercial and investment banking relationships and any contemplated capital markets transactions. For 2012, Mr. Schoen received the independent director fees as described above, as well as supplemental consideration of $200,000, for his service as our non-executive chairman.

STOCK COMPENSATION

On January 1, 2012, each of our independent directors received a deferred stock award under the EICP valued at approximately $145,000. Deferred stock awarded to directors under the EICP vests on a pro rata basis over a four-year period, assuming continuous service on the board of directors during such period. Prior to the delivery of any shares of deferred stock under the EICP, a director does not have any of the rights of a stockholder with respect to such shares, including the right to receive dividends and the right to vote such shares at any stockholders’ meeting.

However, directors are entitled to dividend equivalents on their deferred stock. Any such dividend equivalents are subject to the same vesting conditions and are payable in cash, without interest, at the same time that the deferred stock vests. If a director dies or becomes disabled prior to the complete vesting of a deferred stock award under the EICP, the unvested portion of the stock award will immediately vest. If a director voluntarily resigns from the board of directors on or after his or her 65th birthday, the unvested portion of the stock award will continue to vest over the remainder of the four-year service period.

If our board of directors so determines, in its discretion, we may make a cash payment to a director in connection with: (1) the award of restricted stock and/or deferred stock; (2) the vesting or lapsing of restrictions applicable to restricted stock and/or deferred stock; or (3) the payment by a director of any taxes related thereto. No such payments were made by us during 2012.

STOCK OWNERSHIP OBJECTIVE

On February 21, 2012, the corporate governance and nominating committee reaffirmed our stock ownership objective for independent directors, which is summarized below.

Ownership Objective	Common stock or equivalents with an aggregate value equal to at least five times the annual cash retainer payable to such independent director
Target Date	Within a five-year period of joining the board of directors

Our board of directors believes that stock ownership by directors strengthens their commitment to the long-term future of our company and further aligns their interests with those of our stockholders. Accordingly, our corporate governance and nominating committee monitors the progress made by our independent directors in meeting our independent director stock ownership objective. During February 2013, the corporate governance and nominating committee reviewed director compliance with the above stock ownership objective and determined that all of our directors were compliant.

2012 DIRECTOR COMPENSATION TABLE

The table below presents information regarding the compensation of our independent directors during the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash	Stock Awards (1) (2)	All Other Compensation	Total
Kent P. Dauten	$ 167,000	$ 144,997	$-	$ 311,997
Pascal J. Goldschmidt, M.D.	127,000	144,997	-	271,997
Donald E. Kiernan	150,000	144,997	-	294,997
Robert A. Knox	152,000	144,997	-	296,997
Vicki A. O’Meara	117,000	144,997	-	261,997
William J. Schoen	300,000	144,997	150,828 (3)	595,825
William C. Steere, Jr.	107,000	144,997	-	251,997
Randolph W. Westerfield, Ph.D.	133,000	144,997	-	277,997

(1)	Each independent director was granted 19,674 shares of deferred stock on January 1, 2012 under the EICP. The market value of our common stock on December 30, 2011, the last trading day prior to the grant date, was $7.37. The amounts presented in this column represent the estimated grant date fair value for each such award calculated in accordance with GAAP on the same basis as disclosed at footnote 2 to the 2012 Summary Compensation Table. These amounts do not reflect the actual value that may be realized by the recipients.

(2)	The table below summarizes the aggregate number of unvested restricted stock awards, deferred stock awards and the aggregate number of fully vested stock option awards for each of our independent directors as of December 31, 2012.

Name	Restricted Stock Awards	Deferred Stock Awards	Vested Stock Option Awards
Kent P. Dauten	13,000	30,924	11,250
Pascal J. Goldschmidt, M.D.	-	25,314	-
Donald E. Kiernan	13,000	30,924	11,250
Robert A. Knox	13,000	30,924	11,250
Vicki A. O’Meara	13,000	30,924	-
William J. Schoen	13,000	30,924	-
William C. Steere, Jr.	13,000	30,924	15,000
Randolph W. Westerfield, Ph.D.	13,000	30,924	11,250

(3)	Although Mr. Schoen is not an employee of the company or any of its subsidiaries, he is entitled to the use of our aircraft for personal and business related travel as a result of his prior service as our chief executive officer. The aggregate amount of Mr. Schoen’s personal use of our aircraft during 2012 was $120,665, calculated using the same methodology as described at footnote 5 to the 2012 Summary Compensation Table. Mr. Schoen and his spouse are also entitled to either lifetime health care coverage consistent with the health plans available to our executive officers or Medicare supplement insurance that provides benefits equivalent to those available under our health plans. As our chairman of the board, Mr. Schoen receives perquisites consistent with the perquisites we provide to our named executive officers. During 2012, those perquisites included $13,573 for automobile lease expenses, health insurance payments of $6,990 and a club membership allowance of $9,600.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS AS OF DECEMBER 31, 2012

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	11,333,634	$ 3.31	10,465,906
Equity compensation plans not approved by security holders	-	-	-
Totals	11,333,634	$ 3.31	10,465,906

(1)	Includes, among other things, deferred stock awards granted to our independent directors, officers and management staff pursuant to the EICP. See Note 8 to the Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2012 for more information about our stock-based compensation plans.

PROPOSAL TWO – TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We ask that you indicate your support for our executive compensation programs as described in the CD&A, accompanying tables and related narrative contained in this proxy statement. Because your vote is advisory it will not be binding on our board of directors. However, the board will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Please read the CD&A and accompanying compensation disclosures carefully. The CD&A contains important information about our executive compensation programs and philosophy. It also explains how and why the compensation committee made specific decisions about the named executive officers’ 2012 compensation. For your convenience, we have highlighted information that we believe is particularly important in helping you decide how to vote on this proposal in the first few pages of the CD&A under the subheading “Executive Summary.”

In summary, our compensation philosophy is that there should be a substantial and meaningful connection between the compensation of our named executive officers and the amount and quality of our earnings. As such, the compensation committee aligns our executive compensation programs to support our core operating initiatives, achieve our financial goals, and attract, motivate and retain key executives who are crucial to our long-term success. The compensation committee believes that our compensation programs, policies and procedures, along with the 2012 compensation decisions described in this proxy statement, are effective in implementing our compensation philosophy and achieving our goals, appropriately reward our named executive officers for their performance, and assist us in retaining our senior leadership team.

Consistent with this philosophy, a significant portion of the total compensation available to each of our named executive officers is directly related to our performance, as measured against our strategic plan and results of operations. As described in the CD&A, we measure our performance against our Adjusted EBITDA. The compensation committee believes the use of Adjusted EBITDA as a performance goal on a short-term and long-term basis focuses our named executive officers on activities that cause us to generate sustained earnings growth, a key factor in increasing stockholder value. Starting with our 2013 incentive compensation programs, we also expressly incorporate quality metrics in determining the amount that is earned under our annual and long-term incentive compensation programs.

As discussed in greater detail in the first few pages of the CD&A, our 2012 Adjusted EBITDA resulted in achievement of 104% of our 2012 profit plan. Based on our financial performance, our named executive officers earned 108% of their 2012 annual cash incentive compensation and, as applicable, 100% of their long-term cash and equity incentive compensation.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to vote FOR the following resolution at our annual meeting:

“RESOLVED, that the stockholders of Health Management Associates, Inc. approve the compensation of the named executive officers as such information is disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and other narrative disclosures.”

Although the advisory vote on the compensation of our named executive officers is non-binding, the compensation committee and board of directors will review the results of the vote and evaluate whether any actions are necessary to address such results.

Our board of directors unanimously recommends a vote FOR this proposal to approve the compensation of our named executive officers as disclosed in this proxy statement, including the CD&A, compensation tables and other narrative disclosures.

PROPOSAL THREE – TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS IN THE EICP FOR COMPLIANCE WITH SECTION 162(m) OF THE CODE

The board of directors recommends that stockholders approve the material terms of the performance goals, as amended, in the EICP. Approval of the material terms of the performance goals is a condition for certain awards made under the EICP to qualify as tax-deductible performance-based compensation under Section 162(m) of the Code. The EICP permits, but does not require, awards under the EICP to qualify as tax-deductible performance-based compensation under Section 162(m) of the Code.

Section 162(m) of the Code places a limit of $1.0 million on the amount the company may deduct in any one year for compensation paid to a “covered employee,” which includes any person who as of the last day of the fiscal year is our chief executive officer or one of our three highest compensated executive officers other than our chief financial officer, as determined under SEC rules. There is, however, an exception to this limit on deductibility for compensation that satisfies certain conditions for “qualified performance-based compensation” set forth under Section 162(m) of the Code. One of the conditions requires stockholder approval at least every five years of the material terms of the performance goals of the plan under which the compensation will be paid. Our stockholders most recently approved the material terms of the performance goals under the EICP at our 2008 annual meeting of stockholders. The company has amended the list of business criteria on which performance goals may be based and is asking our stockholders to approve the material terms of the performance goals, as amended, under the EICP. No other terms of the EICP are being amended.

For purposes of Section 162(m) of the Code, the material terms of the performance goals include: (a) the individuals eligible to receive compensation under the EICP; (b) a description of the business criteria on which the performance goals are based; and (c) the maximum amount of compensation that can be paid to a participant under the performance goal. Each of these aspects of the EICP is discussed below.

ELIGIBLE INDIVIDUALS

Executive officers, other officers and employees, physicians and other clinicians who serve as advisors or consultants to us or our subsidiaries and members of our board of directors are eligible to be granted awards under the EICP.

DESCRIPTION OF THE BUSINESS CRITERIA UPON WHICH PERFORMANCE GOALS ARE BASED

Under the EICP, as amended, the business criteria that may be used to establish the performance goals are: (1) share price or total stockholder return; (2) reduction in operating expenses; (3) cash flow or cash flow margin; (4) pretax income or adjusted earnings; (5) earnings before interest expense and taxes (EBIT), adjusted EBIT, EBIT margin; (6) earnings before interest expense, taxes, depreciation and amortization (EBITDA), adjusted EBITDA or EBITDA margin; (7) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (8) operating margin; (9) earnings per share, net income or net earnings; (10) return on equity, assets, net assets, sales, capital, invested capital or economic value added; (11) gross revenue, net revenue or annual recurring revenue; (12) operating earnings; (13) working capital or working capital improvement; (14) the provision for doubtful accounts; (15) cash receipts; (16) uncompensated care expense; (17) days in net revenue in net patient accounts receivable; (18) quality-related measures or quality improvement measures, including, but not limited to, measures under the Hospital Value-Based Purchasing Program; (19) specified objectives with regard to limiting the level of increase in all or a portion of the company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the compensation committee in its sole discretion; or (20) any combination of the foregoing.

MAXIMUM AMOUNTS OF COMPENSATION

The EICP imposes individual limitations on certain awards in order to comply with Section 162(m) of the Code. Under these limitations, during any fiscal year the number of options, stock appreciation rights (SARs), shares of restricted stock, shares of deferred stock, shares with respect to performance awards, if settled in stock, and other stock-based awards granted to any one participant may not exceed 6,750,000 (subject to future antidilution adjustments) for each type of such award. The maximum amount that may be paid out as a final annual incentive award in any calendar year to any one participant is $2.0 million, and the maximum amount that may be paid out as a final performance award or other cash award in any calendar year to any one participant, if settled in cash, is $4.0 million.

The compensation committee is required to adjust the limitations described in the preceding paragraph and is required to adjust outstanding awards in the event that a dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects our common stock so that an adjustment is appropriate to prevent dilution or enlargement of the rights of participants. The compensation committee is also authorized to adjust performance conditions and other terms of awards in response to such events or in response to changes in applicable laws, regulations or accounting principles.

The board of directors believes that it is in the best interests of the company and its stockholders to enable the compensation committee the ability to implement compensation arrangements under the EICP that qualify as fully tax deductible performance-based compensation. The board of directors is therefore asking stockholders to approve, for purposes of Section 162(m) of the Code, the material terms of the performance goals set forth above. However, stockholder approval of the EICP is only one of several requirements under Section 162(m) of the Code that must be satisfied for amounts realized under the EICP to qualify for the exception for “qualified performance-based compensation” under Section 162(m) of the Code, and submission of the material terms of the EICP’s performance goals for stockholder should not be viewed as a guarantee that the company will be able to deduct all compensation under the EICP.

Nothing in this proposal precludes the company or the compensation committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m) of the Code, nor is there any guarantee that awards intended to qualify for tax deductibility under Section 162(m) of the Code will ultimately be viewed as so qualifying by the Internal Revenue Service. A summary of the other material terms of the EICP is set forth as Appendix A to this proxy statement, and is incorporated herein by reference. The summary of the EICP set forth in Appendix A is qualified in its entirety by reference to the text of the EICP, which is attached to this proxy statement as Exhibit A. A copy of the EICP also can be obtained upon request from the corporate secretary of the company.

NEW PLAN BENEFITS

Because awards under the EICP are discretionary, we are not able to determine the benefits or amounts that will hereinafter be received by or allocated to each named executive officer, all current executive officers as a group, all current directors who are not executive officers as a group, or all employees, including officers who are not executive officers, as a group.

Our board of directors unanimously recommends a vote FOR this proposal to approve the material terms of the performance goals under the EICP for compliance with Section 162(m) of the Code.

PROPOSAL FOUR – TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013

Ernst & Young LLP, which we refer to as E&Y, served as our independent registered public accounting firm for the year ended December 31, 2012. The audit committee of our board of directors has selected E&Y as our independent registered public accounting firm for the year ending December 31, 2013. This selection will be presented to stockholders for ratification at the annual meeting. The audit committee will consider the outcome of this vote in its future deliberations regarding the selection of our independent registered public accounting firm.

Our board of directors unanimously recommends a vote FOR this proposal to ratify the selection of E&Y as our independent registered public accounting firm for the year ending December 31, 2013.

We have been advised that an E&Y representative will be present at the annual meeting and that such representative will be available to respond to appropriate questions. Such representative will also be given an opportunity to make a statement if he or she should so desire.

AUDIT FEES

The table below presents recent fees for professional services provided by E&Y.

	Years Ended December 31,
	2012	2011
Audit Fees	$ 2,476,198	$ 2,502,355
Audit-Related Fees	51,995	71,900

Total Audit Fees and Audit-Related Fees	2,528,193	2,574,255
Other Non-Audit Fees:
Tax Fees - Other	193,570	531,166

Total Fees	$ 2,721,763	$ 3,105,421

Audit Fees were primarily for professional services rendered for audits of our 2012 and 2011 consolidated financial statements, audits of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, reviews of our quarterly reports on Form 10-Q and services for other statutorily required audits. Audit Fees for 2012 included $70,000 for procedures in connection with the registration of our 7.375% Senior Notes due 2020 in August 2012. Audit Fees for 2011 included $78,000 for comfort letter procedures in connection with a restructuring of our long-term debt in November 2011.

Audit-Related Fees were for assurance and other services that related to the performance of audits and reviews of our consolidated financial statements. These services primarily consisted of audits of employee benefit plans and various other permitted consulting services, including general accounting research.

Tax Fees - Other related to tax planning and advisory services.

E&Y provided no services in 2012 or 2011 other than those presented above.

POLICY ON PRE-APPROVAL OF RETENTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with applicable laws, rules and regulations, the audit committee charter requires that the audit committee have the sole authority to review in advance and pre-approve all audit and non-audit fees and services provided to us by our independent registered public accounting firm. Accordingly, all audit and permitted non-audit services for which E&Y was engaged were pre-approved by the audit committee.

The engagement of E&Y for non-audit accounting and tax services is limited to those circumstances where the services are considered integral to the related audit services or where there is another compelling reason for using E&Y’s services.

REPORT OF THE AUDIT COMMITTEE TO STOCKHOLDERS1

The audit committee is currently comprised of four members of the board of directors. In addition to meeting the independence standards of the New York Stock Exchange, the board of directors has determined that all of the members of the audit committee are independent for purposes of the applicable Securities and Exchange Commission rules. The duties and responsibilities of the audit committee are set forth in the audit committee charter, in the form adopted by the board of directors and most recently revised on December 4, 2012.

The audit committee reviews the company’s consolidated financial statements and internal accounting procedures with the company’s independent registered public accounting firm. The audit committee also discusses the possible effects of professional services impacting the independence of the company’s independent registered public accounting firm, provides oversight review of the company’s corporate compliance and internal audit programs, assists the board of directors in overseeing the company’s accounting and financial reporting processes and financial statement audits, and has other duties and functions as described in its charter.

The audit committee has:

—	reviewed and discussed the company’s 2012 audited consolidated financial statements with the company’s management and E&Y;

—

discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

—

received and discussed the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence; and

—	discussed with E&Y its independence.

When evaluating E&Y’s independence, the audit committee considered a number of factors, including whether E&Y’s provision of services to the company beyond those rendered in connection with their audits and reviews of the company’s consolidated financial statements were compatible with maintaining auditor independence. The audit committee also reviewed the fees paid to E&Y for audit and permitted non-audit services.

[1]	The material in the report of the audit committee to stockholders is not “soliciting material,” is not deemed to be filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

The audit committee discussed with E&Y, the company’s financial management and internal auditors the overall scope and plans for the respective audits. The audit committee meets with E&Y and the internal auditors with and without management present to discuss the results of their examinations, their evaluations of the company’s internal controls and the overall quality of the company’s financial reporting.

Based on the audit committee’s discussions with E&Y, the company’s financial management and internal auditors and reviews of related reports, subject to the limitations on the committee’s role and responsibilities contained in the audit committee charter, the audit committee recommended to the board of directors that the company’s audited consolidated financial statements for the year ended December 31, 2012 be included in its annual report on Form 10-K filed with the Securities and Exchange Commission.

The audit committee selects the company’s independent registered public accounting firm annually. The audit committee has submitted such selection for the year ending December 31, 2013 for ratification at the annual meeting of stockholders.

Audit Committee:

Kent P. Dauten, Chairman
Pascal J. Goldschmidt, M.D.
Donald E. Kiernan
Randolph W. Westerfield, Ph.D.

PROPOSAL FIVE – STOCKHOLDER PROPOSAL REGARDING THE ISSUANCE OF A SUSTAINABILITY REPORT

We have received a stockholder proposal from Calvert Investment Management, Inc. The proponent has requested that we include the following proposal and supporting statement in our proxy statement for the 2013 annual meeting of stockholders, and, if properly presented, the proposal will be voted on at the annual meeting. We will provide the proponent’s address and the number of shares that it beneficially owns upon oral or written request of any stockholder. The stockholder proposal is quoted verbatim below.

We do not support the adoption of the resolution proposed below and we ask that you consider our response, which immediately follows the stockholder proposal.

THE STOCKHOLDER PROPOSAL

Sustainability Report Resolution

RESOLVED: Shareholders request that Health Management Associates prepare a sustainability report describing the company’s environmental, social and governance (ESG) risks and opportunities including patient and worker safety, privacy and security, environmental management, including energy and waste minimization, and addressing supply-chain risks. The report, prepared at reasonable cost and omitting proprietary information, should be published by October 31, 2013.

SUPPORTING STATEMENT:

We believe tracking and reporting on ESG business practices make a company more responsive to a transforming business environment characterized by finite natural resources, changing legislation, concerns over healthcare and safety, and heightened public expectations for corporate accountability. Reporting also helps companies better integrate and gain strategic value from existing sustainability efforts, identify gaps and opportunities in products and processes, develop company-wide communications, publicize innovative practices and receive feedback.

Mainstream financial companies recognize the links between environmental, social and governance (“ESG”) performance and shareholder value. As such, the availability of ESG performance data is growing through a wide range of providers, such as Bloomberg. Also, investment firms like Goldman Sachs and Deutsche Asset Management are increasingly incorporating corporate social and environmental practices into their investment decisions.

The United Nations’ Principles for Responsible Investment has over 1,000 signatories who seek the integration of ESG factors in investment decision making. They collectively hold over $30 trillion assets under management and require information on ESG factors to analyze fully the risks and opportunities associated with existing and potential investments. In 2011, there was a 46% increase in the number of organizations worldwide using the Global Reporting Initiative’s (GRI) Guidelines for their ESG reporting according to G&A Institute.

We believe that disclosure of sustainability policies, programs and performance can help a company manage sustainability opportunities and risks and that such disclosure is increasingly becoming a competitive advantage. Developing a comprehensive system to manage sustainability and releasing a sustainability report on progress made offers a real opportunity for Health Management Associates to demonstrate leadership across the industry as well as in the communities where the company operates. In addition, many investors would like to know more about hospital patient safety and care as the quality can affect the company’s reputational risk.

According to a John Hopkins University study, hospitals are the second largest producers of waste after the food industry. This gives hospitals many opportunities to reduce their waste stream and enhance community reputation.

Other high impact areas with opportunities for improvement include green cleaning, improving air quality for both staff and patients, water and energy conservation, all of which offer further ways to improve sustainability and reduce costs. Patient safety, product marketing, quality of care, and quality of staff work life, are also areas of concern. Examples of hospitals with strong sustainability programs include the Cleveland Clinic and the University of Michigan Hospitals and Health Centers.

The report should include a company-wide review of policies, practices and metrics related to ESG performance using the GRI Index and checklist as a reference.

STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL

After careful consideration, our board of directors has unanimously concluded that the foregoing stockholder proposal is not a desirable or prudent use of our financial or personnel resources and, therefore, is not in the best interests of our company and its stockholders.

We have been committed to good corporate citizenship since acquiring our first hospital in 1978. We work hard to be an exceptional employer, a good neighbor and a good corporate citizen, and believe that we underscore this commitment by:

—	utilizing our resources and the creative talents of our associates to benefit the needs of the communities we serve;

—	conducting our business in a manner that contributes to the economic strength of the communities we serve;

—	supporting public policies that enhance our business operations and promote community interests; and

—	operating our hospitals with a sensitivity to the natural environment of our communities.

Our board of directors believes that we currently have in place policies and practices concerning social, environmental and governance issues that underscore our commitment to being a good corporate citizen and which make the preparation of a report of the type being requested in the proponents’ resolution redundant, unnecessary and wasteful. Moreover, certain of our policies and practices are already readily available on our website for review by interested stakeholders.

For example, we maintain a comprehensive Code of Business Conduct & Ethics, which we last updated in 2012, and which we refer to as our Corporate Code. One of the guiding principles of our Corporate Code is that all company personnel are empowered and expected to “do the right thing” in every interaction. All company personnel are required to acknowledge the necessity of complying with our Corporate Code, which, among other things:

—	highlights our goal of ensuring that every patient’s experience is extraordinary as well as our commitment to quality and compassionate patient care;

—	underscores our obligation to protect our patients’ private information and data, clinical information and personnel data;

—	requires us to maintain a safe, healthy and clean work environment;

—	recognizes our commitment to provide training and healthy and safe work practices in order to reduce hazards to the health and safety of our personnel and others;

—	mandates that we comply with all environmental, safety and health requirements whether established by management, federal, state or local laws, or our accrediting organizations;

—	requires us to follow all laws and regulations regarding the disposal of medical waste and hazardous material;

—	provides that selection of our business partners be based in part on their commitment to excellence and their record of performing with integrity; and

—	recognizes the diverse nature of our workforce and requires that all employment-related decisions be made based on merit – not on legally protected traits.

We also believe that we fulfill our commitment to being a good corporate citizen through corporate philanthropy (we support a broad range of nonprofit organizations in the communities we serve) and by encouraging our employees to become involved in their local communities through individual giving and by volunteering their time.

If implemented, the proponents’ resolution will, in our opinion, also require us to spend an excessive amount of company financial resources and personnel time and effort when compared with any incremental benefit that might result. For example, the proponents’ statement in support of the proposal requests that we produce a sustainability report using the Global Reporting Initiative, or GRI, Guidelines Index as a reference . We have reviewed the GRI Guidelines and have concluded that they are lengthy, complex and inherently vague. Furthermore, our board of directors has determined that preparing a report in connection with the GRI Guidelines would require a substantial company investment of financial resources, personnel time, and possibly the engagement of consultants with specialized expertise or the hiring of additional full-time personnel.

Moreover, our board of directors has concluded that preparing the requested sustainability report would distract our personnel from their most critical mission – fulfilling our key business objectives. Rather than adding staff, hiring consultants and/or spending the time and financial resources to develop a report that lacks an immediate and tangible return for our stockholders, we believe that our stockholders would benefit most directly by the continued focus of our financial, personnel and other resources on the core elements of our business strategy, which includes:

—	delivering high-quality health care services to our patients;

—	continued focus on improving patient and physician satisfaction;

—	utilizing efficient management; and

—	acquiring strategic hospitals and other ancillary health care businesses in nonurban communities.

Since our board of directors believes that the preparation of the requested sustainability report would be an unnecessary expense, would not directly correlate to the pursuit of our business strategy and would not provide any tangible return for our stockholders, our board of directors unanimously recommends that stockholders vote against the shareholder proposal.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2012, no member of the compensation committee: (1) was an officer or employee of ours or any of our subsidiaries; (2) was formerly an officer of ours or any of our subsidiaries; or (3) had any relationship requiring disclosure in this proxy statement pursuant to SEC rules. In addition, no executive officer served: (1) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee; (2) as a director of another entity, one of whose executive officers served on the compensation committee; or (3) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our board of directors.

CERTAIN TRANSACTIONS

Transactions between the company and an executive officer or director or his or her immediate family members are subject to review and approval by our board of directors or by the corporate governance and nominating committee. More information regarding the corporate governance and nominating committee can be found under the heading “Corporate Governance and Nominating Committee.”

During March 2012, the corporate governance and nominating committee recommended, and our board of directors approved, a conflict of interest policy that requires disclosure of potential conflicts of interest by our employees, and the review and approval by our board of directors or the governance and nominating committee of any potential conflicts of interest involving our executive officers, directors, senior management personnel, or their respective immediate family members. When evaluating a related party transaction, the board or the committee considers, among other factors:

—	the nature of the transaction and the costs incurred by the company or payments made to the company;

—	the benefits associated with the transaction and whether comparable or alternative goods or services are available from unrelated parties on similar terms;

—	the business advantage the company gains by engaging in the transaction;

—	the significance of the transaction to the company and the related party;

—	management’s determination as to whether the transaction is in the company’s best interests; and

—	whether the transaction is as favorable to the company as would be available from non-related entities in comparable transactions.

If a related party transaction subject to review by our board of directors or the corporate governance and nominating committee directly or indirectly involves a member of our board of directors or the corporate governance and nominating committee (or an immediate family member or domestic partner), the remaining board or committee members and our general counsel conduct such review.

The law firm of Fann & Petruccelli, P.A. represents us and our subsidiaries in connection with certain medical malpractice defense and other litigation matters in Florida. Michael A. Petruccelli, one of three shareholders in such firm, is married to Linda A. Epstein, our vice president and chief litigation counsel. From January 2012 through August 2012, Ms. Epstein served as an executive officer in her position as acting general counsel. Our engagement of Fann & Petruccelli, P.A. preceded Ms. Epstein’s appointment as an executive officer. Following her appointment as an executive officer, the corporate governance and nominating committee evaluated our engagement of Fann & Petruccelli, P.A. in light of the factors described above, and established a policy under which the assignment of any litigation matter to Fann & Petruccelli, P.A. is approved in advance by company personnel with no direct reporting relationship to Ms. Epstein. Moreover, all billings for Fann & Petruccelli, P.A. are subject to review and approval by (1) a third party administrator under the company’s self-insured programs and (2) company personnel with no direct reporting relationship to Ms. Epstein. An aggregate of $2,769,267 in legal fees and related costs were paid by us to Fann & Petruccelli, P.A. during the year ended December 31, 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During 2012, all of our directors, executive officers and greater than 10% stockholders complied in a timely manner with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. In making this statement, we relied solely on the written representations of our directors and executive officers and copies of the reports that have been filed with the SEC.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

PROPOSALS SUBMITTED FOR INCLUSION IN OUR PROXY MATERIALS

We will include in our proxy materials for the 2014 annual meeting of stockholders any stockholder proposals that comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement. Thus, for the 2014 annual meeting of stockholders, we must receive stockholder proposals submitted for inclusion in our proxy materials no later than December 9, 2013. We will not include in our proxy materials stockholder proposals received after that date. Stockholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Health Management Associates, Inc., 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, Attention: Corporate Secretary.

PROPOSALS NOT SUBMITTED FOR INCLUSION IN OUR PROXY MATERIALS

Under our bylaws, stockholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, as described above, may be brought before the 2014 annual meeting of stockholders if we receive such proposals no earlier than 120 days and no later than 90 days prior to the one-year anniversary of the date of our 2013 annual meeting. Thus, for the 2014 annual meeting of stockholders, we must receive stockholder proposals that are not submitted for inclusion in our proxy materials between January 21, 2014 and February 20, 2014. We will not permit stockholder proposals that do not comply with the foregoing notice requirement to be brought before the 2014 annual meeting of stockholders. Stockholder proposals that are not submitted for inclusion in our proxy statement pursuant to Rule 14a-8 should be mailed to the following address: Health Management Associates, Inc., 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, Attention: Corporate Secretary.

OTHER MATTERS

As of the date of this proxy statement, the board of directors does not know of any other matters that may be presented for action at the annual meeting. Should any other matters come before the annual meeting, the persons named in this proxy statement will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Kathleen K. Holloway
Corporate Secretary

April 8, 2013

APPENDIX A - SUMMARY OF THE EICP

The EICP provides a means under which executive officers, other officers and employees, physicians and other clinicians who serve as advisors or consultants to us or our subsidiaries and members of our board of directors are eligible to be granted awards. Under these eligibility requirements, five executive officers, approximately 450 other officers and employees, the eight non-employee members of our board of directors and certain of our physicians and clinicians are eligible to be granted awards under the EICP (although no non-employed physicians or clinicians currently participate in the EICP). As of March 25, 2013, 42,750,414 shares of common stock were available for issuance under the EICP, of which 8,795,468 shares remained available for future awards. As of such date, the closing price of our common stock on the New York Stock Exchange was $12.70 per share.

The EICP is administered by the compensation committee, each member of which is a “non-employee director” pursuant to applicable rules of the SEC, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” for purpose of the rules and regulations of the New York Stock Exchange. Subject to the terms of the EICP, the compensation committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable or settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the EICP and make all other determinations that may be necessary or advisable for the administration of the EICP.

Cash awards, stock options, stock appreciation rights, restricted stock, deferred stock, dividend equivalents, bonus stock and stock in lieu of cash and other-stock based awards may be granted under the EICP.

Restricted Stock and Deferred Stock.  The compensation committee is authorized to grant restricted stock and deferred stock under the EICP. Restricted stock is a grant of common stock that may not be sold, transferred or otherwise encumbered by the participant, and which may be forfeited in the event of certain terminations of employment prior to the end of a restricted period specified by the compensation committee in accordance with the EICP. A participant who is granted restricted stock generally has all of the rights of a stockholder, including the right to receive distributions made with respect to such shares subject to the same restrictions and risks of forfeiture as such restricted stock award, unless otherwise determined by the compensation committee. An award of deferred stock confers upon a participant the right to receive common stock, cash, or a combination thereof, at the end of a specified deferral period, subject to possible forfeiture of the award in the event of termination of employment prior to the end of a specified deferral period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Stock Options and SARs. The compensation committee is authorized to grant stock options, including both incentive stock options (commonly referred to as ISOs), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, as well as SARs entitling the participant to receive the excess of the fair market value of a share of common stock on the date of exercise (or a defined “change in control price” following a change in control) over the grant price of the SAR. The exercise price per share of an option and the grant price of a SAR are determined by the compensation committee, but must not be less than the fair market value of a share of common stock on the date of the grant. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the compensation committee, except that no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares, outstanding awards, or other property having a fair market value equal to the exercise price, as the compensation committee may determine from time to time. Methods of exercise and settlement and other terms of SARs are determined by the compensation committee.

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Notwithstanding the foregoing, neither our board of directors nor the compensation committee may amend a stock option if the effect is to reprice an outstanding stock option having an exercise price in excess of the fair market value of a share of company stock, except in connection with a corporate transaction involving the company.

Dividend Equivalents. The compensation committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, common stock, other awards, or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional common stock, awards or otherwise as specified by the compensation committee.

Bonus Stock and Awards in Lieu of Cash Obligations. The compensation committee is authorized to grant common stock as a bonus free of restrictions, or to grant common stock or other awards in lieu of our obligation to pay cash under other plans or compensatory arrangements, subject to such terms as the compensation committee may specify.

Other Stock-Based Awards. The compensation committee is authorized to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into common stock, purchase rights for common stock, awards with value and payment contingent upon our performance or any other factors designated by the compensation committee and awards valued by reference to the book value of common stock or the value of securities of or the performance of specified subsidiaries. The compensation committee determines the terms and conditions of such awards.

Cash-Based Awards. The compensation committee is authorized to grant cash-based awards, subject to such terms, including the achievement of specific performance goals, as the compensation committee may specify.

Performance Awards, Including Annual Incentive Awards. The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions as may be specified by the compensation committee. In addition, the EICP authorizes specific annual incentive awards, which represent a conditional right to receive cash, common stock, or other awards upon achievement of pre-established performance goals during a specified one-year period.

Amendment and Termination. Our board of directors may amend, alter, suspend, discontinue or terminate the EICP or the compensation committee’s authority to grant awards at any time, except that stockholder approval must be obtained for any amendment if required by law or regulation or under the rules of any stock exchange on which our common stock is then listed or quoted. Unless earlier terminated by the board of directors, the EICP will terminate at such time as no common stock remains available for issuance under the EICP and we have no further rights or obligations with respect to outstanding awards granted under the EICP.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

The following is a brief description of the federal income tax consequences generally arising with respect to awards of stock options, stock appreciation rights, restricted stock, deferred stock and performance awards under the EICP. It does not address any other taxes imposed by the United States, taxes imposed by any state or political subdivision thereof or foreign jurisdiction, or the tax consequences applicable to participants who are not subject to taxes in the United States.

Incentive Stock Options. A participant who exercises an incentive stock option does not recognize ordinary income at the time of exercise, and we are not entitled to a tax deduction. If the shares purchased upon the exercise of an incentive stock option are held by the participant for at least two years from the date of the grant of the incentive

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stock option and for at least one year after exercise, any gain realized upon a sale of the shares is taxed at long-term capital gains rates. If the shares are disposed of before the expiration of that period, any gain on the disposition, up to the difference between the fair market value of the shares at the time of exercise and the exercise price of the incentive stock option, is taxed at ordinary rates as compensation paid to the participant (and, subject to applicable provisions of the Code and regulations thereunder, including Section 162(m) of the Code, we are entitled to a deduction for an equivalent amount) and any amount realized by the participant in excess of the fair market value of the shares at the time of exercise is taxed at capital gains rates.

Nonqualified Stock Options and Stock Appreciation Rights. A participant will not realize any taxable income, and we will not be entitled to any related deduction, when a nonqualified stock option or stock appreciation right is granted under the EICP. When a participant exercises a nonqualified stock option or stock appreciation right, the participant will realize ordinary income, and we will be entitled to a deduction (subject to applicable tax laws, including Section 162(m) of the Code), equal to the excess of the fair market value of the stock on the date of exercise over the exercise or grant price. Upon disposition of the shares, any additional gain or loss the participant realizes will be a capital gain or loss.

Restricted Stock. Unless a participant files an election to be taxed under Section 83(b) of the Code: (1) the participant will not realize income upon the grant of restricted stock; (2) the participant will realize ordinary income and we will be entitled to a corresponding deduction (subject to applicable tax laws, including Section 162(m) of the Code) when the restrictions have been removed or expire; and (3) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the participant and us will be determined as of the date of the grant of the restricted stock rather than the date of the removal or expiration of the restrictions.

Deferred Stock. A participant normally will not recognize ordinary income and we will not be entitled to a deduction upon the grant of deferred stock. When the deferred stock vests, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the underlying shares at that time less the amount, if any, paid for the deferred stock, and we will be entitled at that time to a corresponding deduction (subject to applicable tax laws, including Section 162(m) of the Code). If the deferred stock is paid in shares of common stock, then any gain or loss realized by the participant upon the subsequent disposition of the shares will be taxed as short-term or long-term capital gain but will not result in any further deduction for us.

Performance Awards.  Generally, a participant will realize ordinary income and we will be entitled to a corresponding deduction (subject to applicable tax laws, including Section 162(m) of the Code) when cash, shares of our common stock or other awards are delivered to the participant in settlement of a performance award. The amount of such ordinary income and our deduction will be the amount of cash plus the fair market value of the shares of our common stock on the date they are received.

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EXHIBIT A

AMENDED AND RESTATED

HEALTH MANAGEMENT ASSOCIATES, INC.

1996 EXECUTIVE INCENTIVE COMPENSATION PLAN

1.           Purpose. The purpose of this 1996 Executive Incentive Compensation Plan (the “Plan”) is to assist Health Management Associates, Inc., a Delaware corporation (the “Company”), and its subsidiaries in attracting, retaining, and rewarding high-quality executives, other employees, directors, and physicians and other clinicians who serve as advisors and consultants, thus enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interest between such persons and the Company’s stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value.

2.           Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a)        “Annual Incentive Award” means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

(b)        “Award” means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

(c)        “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d)        “Beneficial Owner”, “Beneficially Owning” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e)        “Board” means the Company’s Board of Directors.

(f)         “Change in Control” means Change in Control as defined with related terms in Section 9 of the Plan.

(g)        “Change in Control Price” means the amount calculated in accordance with Section 9(c) of the Plan.

(h)        “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i)         “Committee” means a committee designated by the Board to administer the Plan; provided, however, that the Committee shall consist solely of two or more directors, each of whom shall be (i) a “disinterested person” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “disinterested persons” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an “outside director” as defined under Section 162(m) of the Code,

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unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.

(j)          “Corporate Transaction” means a transaction as defined in Section 9(b) of the Plan.

(k)         “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

(l)          “Deferred Stock” means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(m)        “Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(n)         “Effective Date” means December 12, 1995, the effective date of the Plan.

(o)         “Eligible Person” means each executive officer of the Company (as defined under the Exchange Act), other officers and employees of the Company or of any subsidiary, directors, and physicians and other clinicians who serve as advisors or consultants to the Company or any subsidiary and who provide bona fide services to the Company or any subsidiary. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan.

(p)         “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(q)         “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(r)          “Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(s)         “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(t)          “Incumbent Board” means the Board as defined in Section 9(b) of the Plan.

(u)         “Limited SAR” means a right granted to a Participant under Section 6(c) hereof.

(v)         “Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(w)         “Other Stock Based Awards” means Awards granted to a Participant under Section 6(h) hereof.

(x)         “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

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(y)        “Performance Award” means a right, granted to a Participant under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

(z)        “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(aa)      “Preexisting Plans” means the Company’s 1993 Non-Statutory Stock Option Plan, 1991 Non-Statutory Stock Option Plan, Amended and Restated 1989 Stock Option Plan, Stock Incentive Plan for Corporate Officers and Management Staff, and Incentive Compensation Plan for Corporate Officers and Management Staff, all as amended and restated.

(bb)      “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(cc)      “Rule 16b-3” and “Rule 16a-1(c)(3)” mean Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(dd)      “Stock” means the Company’s Class A Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

(ee)      “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c) hereof.

3.           Administration.

(a)        Authority of the Committee.    The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

(b)        Manner of Exercise of Committee Authority.    The Committee shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee as the Committee may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements set forth in Section 8(d). The Committee may appoint agents to assist it in administering the Plan.

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(c)        Limitation of Liability.  The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.          Stock Subject to Plan.

(a)        Overall Number of Shares Available for Delivery.  Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 34,875,000, plus (ii) 7% of the number of shares newly issued by the Company or delivered out of treasury shares on or before December 1, 1999 (but not thereafter) (excluding any issuance or delivery in connection with Awards, awards under Preexisting Plans, or any other compensation or benefit plan of the Company), plus (iii) the number of shares of Stock remaining available under the Preexisting Plans at the effective date of the Plan, plus (iv) shares subject to awards under the Preexisting Plans which become available after the Plan effective date in accordance with Section 4(c) hereof; provided that any shares of Stock added as a result of clause (ii) of this sentence shall not be available for grants of ISOs or SARs in tandem with ISOs. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b)        Application of Limitation to Grants of Awards.  No Award may be granted if the number of shares of Stock to be delivered in connection with such Award or, in the case of an Award relating to shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates, exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)        Availability of Shares Not Delivered Under Awards.  Shares of Stock subject to an Award under the Plan or award under a Preexisting Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or award or taxes relating to Awards or awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or award or taxes relating to any Award or award, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

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5.             Eligibility; Per-Person Award Limitations.  Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 6,750,000 shares of Stock, subject to adjustment as provided in Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c). In addition, the maximum amount that may be earned as a final Annual Incentive Award or other cash Award in any fiscal year by any one Participant shall be $2,000,000, and the maximum amount that may be earned as a final Performance Award or other cash Award in respect of a performance period by any one Participant shall be $4,000,000.

6.           Specific Terms of Awards.

(a)          General.  Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b)          Options.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

 (i)          Exercise Price.    The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except as provided under Section 7(a) hereof.

 (ii)         Time and Method of Exercise.  The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

 (iii)        ISOs.  The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification.

(c)          Stock Appreciation Rights.  The Committee is authorized to grant SAR’s to Participants on the following terms and conditions:

 (i)          Right to Payment.  A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined

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by reference to the Change in Control Price, as defined under Section 9(c) hereof), over (B) the grant price of the SAR as determined by the Committee.

(ii)            Other Terms.  The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

(d)          Restricted Stock.  The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)             Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)            Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment or other service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)           Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)           Dividends and Splits.    As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a

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dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(v)             Restriction Periods.  Except as provided in Section 9(a)(iii) hereof, all Restricted Stock shall be subject to restriction periods of at least three years, provided that Restricted Stock that is based on the achievement of performance goals shall be subject to restriction periods of at least one year. The provisions of this Section 6(d)(v) shall be mandatory under the Plan, as contemplated by Section 6(a) hereof. Notwithstanding the foregoing, the Committee may provide, either at the time of grant or by amendment, that the restriction periods applicable to Restricted Stock shall be waived in the event of termination of employment or other service due to death, disability, normal retirement or approved early retirement.

(e)          Deferred Stock.    The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i)              Award and Restrictions.  Satisfaction of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii)             Forfeiture.   Except as otherwise determined by the Committee, upon termination of employment or other service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

(iii)            Dividend Equivalents.  Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(f)          Bonus Stock and Awards in Lieu of Obligations.    The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

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(g)            Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h)            Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i)             Limitation.   Notwithstanding any other provision of the Plan, but subject to adjustment as provided in Section 10(c) hereof, if at any time on or after December 1, 1999 the number of shares of Stock set forth in Section 4(a)(i) hereof is increased, then no more than 15% of such additional shares of Stock shall be issued in connection with Awards other than Options or SARs.

7.           Certain Provisions Applicable to Awards.

(a)            Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price “discounted” by the amount of the cash compensation surrendered).

(b)            Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Section 422 of the Code).

(c)            Form and Timing of Payment Under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and

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may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d)          Exemptions from Section 16(b) Liability.  It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b). In addition, the purchase price of any Award conferring a right to purchase Stock shall be not less than any specified percentage of the Fair Market Value of Stock at the date of grant of the Award then required in order to comply with Rule 16b-3.

8.           Performance and Annual Incentive Awards.

(a)          Performance Conditions.    The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).

(b)          Performance Awards Granted to Designated Covered Employees.    If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

(i)        Performance Goals Generally.    The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Proposed Regulation 1.162-27 and successor proposed and final regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants. Performance goals may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities

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or external indices) and may be expressed in terms of growth, improvement or progression within a specified range.

(ii)         Business Criteria.    One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company or any combination thereof (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) share price or total stockholder return; (2) reduction in operating expenses; (3) cash flow or cash flow margin; (4) pretax income or adjusted earnings; (5) earnings before interest expense and taxes (EBIT), adjusted EBIT, EBIT margin; (6) earnings before interest expense, taxes, depreciation and amortization (EBITDA), adjusted EBITDA or EBITDA margin; (7) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (8) operating margin; (9) earnings per share, net income or net earnings; (10) return on equity, assets, net assets, sales, capital, invested capital or economic value added; (11) gross revenue, net revenue or annual recurring revenue; (12) operating earnings; (13) working capital or working capital improvement; (14) the provision for doubtful accounts; (15) cash receipts; (16) uncompensated care expense; (17) days in net revenue in net patient accounts receivable; (18) quality-related measures or quality improvement measures, including, but not limited to, measures under the Hospital Value-Based Purchasing Program; (19) specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion; or (20) any combination of the foregoing. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

(iii)        Performance Period; Timing For Establishing Performance Goals.  Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(iv)        Performance Award Pool.  The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v)         Settlement of Performance Awards; Other Terms.      Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

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(c)          Annual Incentive Awards Granted to Designated Covered Employees.  If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

(i)              Annual Incentive Award Pool.  The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(ii)             Potential Annual Incentive Awards.  Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

(iii)            Payout of Annual Incentive Awards.  After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Code Section 162(m). The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

(d)         Written Determinations.  All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

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(e)          Status of Section 8(b) and Section 8(c) Awards Under Code Section 162(m).  It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Proposed Regulation 1.162-27 and successor proposed and final regulations thereto) shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9.           Change in Control

(a)          Effect of “Change in Control.” In the event of a “Change in Control,” as defined in Section 9(b), the following provisions shall apply:

(i)              Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 10(a) hereof;

(ii)             Any optionee who holds an Option shall be entitled to elect, during the 60-day period immediately following a Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive, and the Company shall be obligated to pay, in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option; provided, however, that no optionee who is subject to Section 16 with respect to the Company at the time of the Change in Control shall be entitled to make such an election if the acquisition of the right to make such election would represent a non-exempt purchase under Section 16(b) by such optionee;

(iii)            The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

(iv)            With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

(b)          Definition of “Change in Control.” A “Change in Control” shall be deemed to have occurred upon:

(i)              An acquisition by any Person of Beneficial Ownership of the shares of Common Stock of the Company then outstanding (the “Company Common Stock Outstanding”) or the voting securities of the Company then outstanding entitled to vote generally in the election of directors

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(the “Company Voting Securities Outstanding”) if such acquisition of Beneficial Ownership results in the Person’s Beneficially Owning 25% or more of the Company Common Stock Outstanding or 25% or more of the combined voting power of the Company Voting Securities Outstanding; or

(ii)         The consummation of a reorganization, merger, consolidation, complete liquidation or dissolution of the Company, sale or disposition of all or substantially all of the assets of the Company, or similar corporate transaction (in each case referred to in this Section 9(b) as a “Corporate Transaction”); provided, however, that any merger, consolidation, sale, disposition or other similar transaction to or with one or more Participants or entities controlled by one or more Participants shall not constitute a Corporate Transaction in respect of such Participant(s); or

(iii)        A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 9(b), that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act, including any successor to such Rule) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall in no event be considered as a member of the Incumbent Board.

Notwithstanding the provisions set forth in subparagraphs (i) and (ii) of this Section 9(b), the following shall not constitute a Change in Control for purposes of the Plan: (1) any acquisition by or consummation of a Corporate Transaction with any entity that was a subsidiary of the Company immediately prior to the transaction or an employee benefit plan (or related trust) sponsored or maintained by the Company or an entity that was a subsidiary of the Company immediately prior to the transaction if, immediately after such transaction (including consummation of all related transactions), the surviving entity is controlled by no Person other than such employee benefit plan (or related trust) and/or other Persons who controlled the Company immediately prior to such transaction; or (2) any acquisition or consummation of a Corporate Transaction following which more than 50% of, respectively, the shares then outstanding of common stock of the corporation resulting from such acquisition or Corporate Transaction and the combined voting power of the voting securities then outstanding of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were Beneficial Owners, respectively, of the Company Common Stock Outstanding and Company Voting Securities Outstanding immediately prior to such acquisition or Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such acquisition or Corporate Transaction, of the Company Common Stock Outstanding and Company Voting Securities Outstanding, as the case may be.

(c)         Definition of “Change in Control Price.” The “Change in Control Price” means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any Corporate Transaction triggering the Change in Control under Section 9(b)(ii) hereof or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

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10.        General Provisions.

(a)          Compliance With Legal and Other Requirements.    The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b)          Limits on Transferability; Beneficiaries.  No Award or other right or interest of a Participant under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon); provided, however, that, for so long as the Company is relying on Rule 16b-3 as in effect prior to May 1, 1991 for exemptions for Plan transactions, Awards may be granted that are transferable (and thus are not exempted under such version of Rule 16b-3) only on terms that do not preclude other grants of Awards under the Plan that are exempt under such version of Rule 16b-3. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)          Adjustments.

(1)        In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award.

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(2)          The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 10(c)(1) hereof, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d)        Taxes.    The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e)        Changes to the Plan and Awards.  The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

(f)        Limitation on Rights Conferred Under Plan.    Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or other service of the Company or a subsidiary, (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (ii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Eligible Persons, or

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(iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(g)          Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h)            Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

(i)             Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)             Governing Law.    The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

(k)            Awards Under Preexisting Plans.    Upon approval of the Plan by stockholders of the Company, as required under Section 10(l) hereof, no further Awards shall be granted under any Preexisting Plan.

(l)             Plan Effective Date and Stockholder Approval.    The Plan shall become effective on December 12, 1995, subject to subsequent approval at the Company’s 1996 Annual Meeting of Stockholders, by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) and 422, Rule 16b-3 under the Exchange Act, Section 312.03 of the Listed Company Manual of the New York Stock Exchange, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event stockholder approval is not obtained.

(m)           Option Repricing.  Notwithstanding the provisions of Section 10(e) hereof or any other provision of the Plan, neither the Board nor the Committee may waive any condition under, nor amend, alter, suspend, discontinue or terminate, any Award theretofore granted, or any Award agreement relating thereto, if the effect thereof is to reprice an outstanding Option having an exercise price then in excess of the Fair Market Value of Stock; provided, however, that any adjustment made pursuant to Section 10(c)(1) hereof shall not be deemed to be a ‘repricing’ within the contemplation of this Section 10(m).

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HEALTH MANAGEMENT ASSOCIATES, INC. 5811 PELICAN BAY BLVD. SUITE 500 NAPLES, FL 34108-2710

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Monday, May 20, 2013 (the day before the meeting date). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Monday, May 20, 2013 (the day before the meeting date). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M57757-P36791	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

HEALTH MANAGEMENT ASSOCIATES, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote: (i) FOR ALL nine nominees for director; and (ii) FOR Proposals 2, 3 and 4.	☐	☐	☐
1. Election of Directors
Nominees:

        01)    William J. Schoen                           06)    Robert A. Knox

        02)    Gary D. Newsome                          07)    Vicki A. O’Meara

        03)    Kent P. Dauten                               08)    William C. Steere, Jr.

        04)    Pascal J. Goldschmidt, M.D.          09)    Randolph W. Westerfield, Ph.D.

        05)    Donald E. Kiernan

					For	Against	Abstain

2. To approve, on an advisory basis, the compensation of our named executive officers.					☐	☐	☐

3. To approve the material terms of the performance goals in our Amended and Restated 1996 Executive Incentive Compensation Plan for compliance with Section 162(m) of the Internal Revenue Code.					☐	☐	☐

4. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013.					☐	☐	☐

The Board of Directors recommends that you vote AGAINST Proposal 5.

5. Stockholder proposal regarding the issuance of a sustainability report.					☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

2013 Annual Meeting of Stockholders

Tuesday, May 21, 2013 at 1:30 p.m., local time, at

Ritz-Carlton Golf Resort Naples

2600 Tiburón Drive, Naples, Florida 34109

Please present this admission ticket to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side or his or her designated proxy and is not transferable. Each stockholder may be asked to present valid picture identification, such as a driver’s license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Thank you for your proxy submission.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Form of Proxy and Annual Report/Form 10-K Wrap are available at
www.proxyvote.com.

▼ FOLD AND DETACH HERE ▼	▼ FOLD AND DETACH HERE ▼
M57758-P36791

PROXY

HEALTH MANAGEMENT ASSOCIATES, INC.

2013 Annual Meeting of Stockholders

The undersigned hereby appoints WILLIAM J. SCHOEN and KATHLEEN K. HOLLOWAY, or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of the Common Stock of HEALTH MANAGEMENT ASSOCIATES, INC. (the “Company”) owned by the undersigned at the Annual Meeting of Stockholders to be held at the Ritz-Carlton Golf Resort Naples, 2600 Tiburón Drive, Naples, Florida 34109, on Tuesday, May 21, 2013 at 1:30 p.m., local time, and any adjournment thereof.

This proxy is solicited on behalf of the Board of Directors of the Company. Each matter to be voted on at the annual meeting, except for the stockholder proposal, has been proposed by the Board of Directors of the Company. This proxy will be voted as specified by the undersigned. This proxy revokes any prior proxy given by the undersigned. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the nine named nominees for director, and unless specified otherwise, FOR the approval of the compensation of our named executive officers, FOR the approval of the material terms of the performance goals in our Amended and Restated 1996 Executive Incentive Compensation Plan for compliance with Section 162(m) of the Internal Revenue Code, FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013, and AGAINST the stockholder proposal regarding the issuance of a sustainability report. The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated April 8, 2013, describing more fully the proposals set forth herein.

(continued and to be signed on the reverse side)